As filed with the Securities and Exchange Commission on November 7, 2012

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACCAR Financial Corp.

(Exact name of registrant as specified in its charter)

Washington	91-6029712
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 106th Avenue N.E., Bellevue, Washington 98004, (425) 468-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Anderson

PACCAR Financial Corp.

777 106th Avenue N.E.

Bellevue, Washington 98004

(425) 468-7499

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Bor	Robert Mandell Norman D. Slonaker
Perkins Coie LLP	Sidley Austin LLP
1201 Third Avenue, Ste. 4800	787 Seventh Avenue
Seattle, Washington 98101	New York, New York 10019

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Unit *	Proposed Maximum Aggregate Offering Price *	Amount of Registration Fee*
Senior Debt Securities

*	An unspecified and indeterminate initial offering price and number or amount of the securities of the class specified is being registered as may from time to time be sold at indeterminate prices. In accordance with Rule 456(b) and Rule 457(r), the registrant is electing to pay all of the registration fee on a deferred basis.

PROSPECTUS SUPPLEMENT

(To prospectus dated November 7, 2012)

PACCAR Financial Corp.

Medium-Term Notes, Series N

TERMS OF SALE

The following terms may apply to the notes which PACCAR Financial Corp. may sell at one or more times. The final terms for each note will be included in a pricing supplement.

•	Fixed or floating interest rate or indexed notes or zero-coupon or other original issue discount notes. The floating interest rate may be based on:
¡	Commercial Paper Rate
¡	Prime Rate
¡	CD Rate
¡	Federal Funds Rate
¡	LIBOR
¡	EURIBOR
¡	Treasury Rate
¡	CMT Rate
¡	Any other rate specified by us in the pricing supplement
¡	Any combination of rates specified in the pricing supplement
•	Senior unsecured debt securities of PACCAR Financial Corp.
•	Mature 9 months or more from date of issue
•	Certificated or book-entry form
•	Subject to redemption and repurchase at option of PACCAR Financial Corp. or the holder as specified in a pricing supplement
•	Not convertible or subject to a sinking fund
•	Interest paid on fixed rate notes semi-annually
•	Interest paid on floating rate notes daily, weekly, monthly, quarterly, semi-annually or annually
•	Minimum denominations of $1,000 and integral multiples of $1,000
•	May be foreign currency denominated

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-1 of this prospectus supplement and page 2 of the accompanying prospectus.

Unless otherwise indicated in the applicable pricing supplement, the notes will be offered at a public offering price of 100% and, depending upon the maturity of the notes, the agents’ discount or commission will equal between 0.100% and 0.475%, and proceeds before expenses to PACCAR Financial Corp. will equal between 99.900% and 99.525%, of the principal amount of the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

PACCAR Financial Corp. may sell the notes directly to or through one or more agents or dealers, including the agents listed below, for resale at varying or fixed offering prices. The agents are not required to sell any specific number or dollar amount of the notes but will use their reasonable efforts to sell the notes offered.

Barclays

Citigroup

Mitsubishi UFJ Securities

BNP PARIBAS

J.P. Morgan

Goldman, Sachs & Co.

Prospectus Supplement dated November 7, 2012.

References in this prospectus supplement to “PFC,” “we,” “us” and “our” are to PACCAR Financial Corp.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable document.

The Securities and Exchange Commission allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. Please see “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” in the accompanying prospectus for information on the documents incorporated by reference into this prospectus supplement.

S-i

RISK FACTORS

Your investment in the notes involves certain risks. You should carefully consider and evaluate the following risk factors and the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the business and industry risk factors and the political, regulatory and economic risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (the “SEC”). Our business, financial condition, liquidity and results of operations could be materially adversely affected by any of these risks. These risks are not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to the investor’s own particular circumstances or to investors generally. The notes are not an appropriate investment for you if you are unsophisticated with respect to the significant components and their relationships.

Structure Risks of Notes Indexed to Interest Rates, Currencies or Other Indices or Formulas

If you invest in notes indexed to one or more interest rates, currencies or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas that may cause you to receive a lower, or no, amount of principal, premium or interest and to receive these amounts at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in that index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Foreign Currency Risks

If you invest in notes that are denominated or provide for payments in a currency other than United States dollars, there will be significant risks that are not associated with a similar investment in a debt security denominated in United States dollars. These risks include the possibility of significant changes in the rate of exchange between the United States dollar and the specified currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. We have no control over these risks, which depend on economic, financial and political events and the supply and demand for the relevant currencies. In addition, if the formula used to determine any amount payable with respect to foreign currency notes contains a multiplier or leverage factor, the effect of any change in the relevant currencies will be magnified. In recent years, rates of exchange between the United States dollar and certain foreign currencies have been highly volatile and such volatility may be expected to continue in the future. However, past experience in the fluctuation of exchange rates is not necessarily indicative of fluctuations in the rates that may occur during the term of any foreign currency note.

Governments may impose or revise exchange controls which could affect the availability of the specified currency at the maturity of a foreign currency note. Even if there are no exchange controls, it is possible that the specified currency for any particular foreign currency note would not be available on any interest payment date or at maturity due to other circumstances beyond our control. In that event, we will pay any amounts due under the note in United States dollars based on the most recently available exchange rate.

Redemption May Adversely Affect Your Return on the Notes

If your notes are redeemable at our option or are otherwise subject to mandatory redemption, we may, in the case of optional redemption, or must, in the case of mandatory redemption, choose to redeem your notes at times when prevailing interest rates may be relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There May Not Be Any Trading Market for Your Notes; Many Factors Affect the Trading Value of Your Notes

We cannot assure you a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness may affect the trading market for your notes. These factors include:

•	the complexity and volatility of the index or formula applicable to the notes,

•	the method of calculating the principal, premium and interest in respect of the notes,

•	the time remaining to the maturity of the notes,

•	the outstanding amount of the notes,

•	the redemption features of the notes,

•	the amount of other securities linked to the index or formula applicable to the notes,

•	the level, direction and volatility of market interest rates generally, and

•	the degree of credit market liquidity generally.

In addition, because some notes were designed for specific investment objectives or strategies, these notes may have a more limited trading market and may experience more price volatility. There may be a limited number of buyers for these notes. This may affect the price you receive for these notes or your ability to sell these notes at all. You should not purchase notes unless you understand the investment risks and know you can bear them.

The Credit Rating May Not Reflect All Risks of an Investment in the Notes

The credit rating of the notes is an assessment of our ability to pay the notes. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

DESCRIPTION OF THE NOTES

The Medium-Term Notes, Series N (the “notes”) will be issued as a single series of debt securities under an indenture, dated as of November 20, 2009, between PFC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The term “senior debt securities,” as used in this prospectus supplement, refers to all securities issued and issuable from time to time under the Indenture and includes the notes. The senior debt securities and the Indenture are more fully described in the accompanying prospectus. The following summary of the material provisions of the notes and of the Indenture is not complete and is qualified in its entirety by reference to the Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Please refer to the discussion under “United States Federal Income Taxation” in the accompanying prospectus for a discussion of certain United States Federal income tax consequences of the purchase, ownership and disposition of senior debt securities, including the notes. In addition, please refer to the applicable pricing supplement which may contain additional discussions of certain United States Federal income tax consequences of the purchase, ownership and disposition of the notes.

The following description of notes will apply unless otherwise specified in an applicable pricing supplement.

Terms of the Notes

All senior debt securities, including the notes, issued and to be issued under the Indenture will be unsecured general obligations of PFC and will rank equally with all other unsecured and unsubordinated indebtedness of PFC from time to time outstanding. As of September 30, 2012, we had approximately $4.62 billion of senior indebtedness issued and outstanding. The notes will rank junior to secured indebtedness to the extent of related collateral. We currently do not have any secured indebtedness outstanding.

The Indenture does not limit the aggregate principal amount of senior debt securities or the amount of notes which PFC may issue. PFC may issue an unlimited amount of notes, as authorized by our Board of Directors from time to time. PFC may, from time to time, without the consent of the holders of the notes, provide for the issuance of other senior debt securities under the Indenture in addition to the notes offered by this prospectus supplement.

The notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by PFC. Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Notes may be issued at significant discounts from their principal amount payable at stated maturity, or on any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of PFC, repayment at the option of the holder or otherwise (the stated maturity date or such prior date, as the case may be, is referred to as, a “Maturity”). Some notes may not bear interest.

Unless otherwise indicated in a note and in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest on such notes will be made in, United States dollars. PFC may also issue notes (“foreign currency notes”) that are denominated in, and payments of principal, premium, if any, and/or interest on such notes will be made in, a currency other than United States dollars (a “specified currency”). The terms of and any considerations relating to any foreign currency notes will be described in the applicable notes and in the applicable pricing supplement. See “Special Provisions Relating to Foreign Currency Notes.”

The terms of the notes provide that PFC may at any time, including more than one year prior to the stated maturity of the notes, be discharged from its obligations on the notes by providing for payment when due of the principal of, and interest on, the notes and by satisfying certain other conditions, all as described under “Description of Securities—Provisions of the Indenture—Satisfaction and Discharge” in the accompanying prospectus.

Until the notes are paid or payment of the notes is provided for, PFC will, at all times maintain a paying agent in The City of New York capable of performing the duties described in this prospectus supplement to be performed by the paying agent. PFC initially has appointed The Bank of New York Mellon as paying agent, acting through its corporate trust office at 101 Barclay Street, 8 West, New York, New York 10286. The notes may be presented for registration of transfer or exchange at the corporate trust office of the paying agent, provided that notes in book-entry form will be exchangeable only in the manner and to the extent set forth under “Description of Securities—Global Securities” in the accompanying prospectus. PFC will notify the holders of the notes in accordance with the Indenture of any change in the paying agent or its address. There will be no service charge for any registration of transfer or exchange of notes, but PFC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to the Indenture not involving any transfer.

Interest rates, interest rate formulae and other variable terms of the notes are subject to change by PFC from time to time, but no change will affect any note already issued or as to which PFC has accepted an offer to purchase.

Each note will be issued in fully registered book-entry form or certificated form, in denominations of $1,000 and integral multiples of $1,000. The authorized denominations of foreign currency notes will be indicated in the applicable pricing supplement.

PFC will make payments of principal, and premium and interest, if any, on notes in book-entry form through the paying agent to the depository or its nominee. See “—Book-Entry Notes” in this prospectus supplement and “Description of Securities—Global Securities” in the accompanying prospectus. Unless otherwise specified in the applicable pricing supplement, a beneficial owner of notes in book-entry form that are denominated in a specified currency electing to receive payments of principal or any premium or interest in that specified currency must notify the participant of the depository through which its interest is held on or before the applicable regular record date, in the case of a payment of interest, and on or before the sixteenth day, whether or not a Business Day, as defined below, before its stated maturity date, in the case of principal or premium, of the beneficial owner’s election to receive all or a portion of any payment in a specified currency. The participant must notify the depositary of any election on or before the third Business Day after the regular record date. The depositary will notify the paying agent of the election on or before the fifth Business Day after the regular record date. If complete instructions are received by the participant and forwarded to the depositary, and forwarded by the depositary to the paying agent, on or before the relevant dates, the beneficial owner of the notes in book-entry form will receive payments in the specified currency. For special payment terms applicable to foreign currency notes, see “Special Provisions Relating to Foreign Currency Notes” in this prospectus supplement.

In the case of notes in certificated form, PFC will make United States dollar payments of interest, other than interest payable at Maturity, by check mailed to the address of the person entitled to such interest payment as shown on the note register. Notwithstanding the immediately preceding sentence, a holder of $1,000,000, or the equivalent amount in a specified currency, or more in aggregate principal amount of notes in certificated form, whether having identical or different terms and provisions, will be entitled to receive interest payments, if any, other than interest payable at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the paying agent not less than fifteen days before the applicable interest payment date. Any wire transfer instructions received by the paying agent shall remain in effect until revoked by the holder. United States dollar payments of principal and interest at Maturity will be made in immediately available funds against presentation and surrender of the note at the office or agency of the paying agent designated for such purpose, provided the note is presented in time for the paying agent to make the payment in such funds in accordance with its normal procedures.

Each note will be denominated in the currency that is specified on the face of the applicable note and in the applicable pricing supplement. Purchasers will be required to pay for foreign currency notes in the specified currency. If requested on or before the fifth Business Day, as defined below, preceding the date of delivery of the notes, or by such other day as determined by the agent who presented the offer to purchase notes to PFC, such agent may be prepared to arrange for the conversion of United States dollars into the specified currency to enable the purchasers to pay for the notes. If agreed to by the agent, each conversion will be made by the agent on terms and subject to conditions, limitations and charges as the agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the applicable foreign currency notes.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the specified currency or, if the specified currency is Euro, the day is also a TARGET business day. A “TARGET business day” is any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System or any successor thereto, is open; provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Banking Day. “London Banking Day” means a day on which commercial banks are open for business, including dealings in the Designated LIBOR Currency, as defined below, in London.

“Principal Financial Center” means, unless otherwise specified in the applicable pricing supplement,

(1)	the capital city of the country issuing the specified currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, or

(2)	the capital city of the country to which the Designated LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Johannesburg and Zurich, respectively.

Transaction Amount

Interest rates offered by PFC with respect to the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any transaction. PFC may offer notes with similar variable terms but different interest rates concurrently at any time. PFC may also concurrently offer notes having different variable terms to different investors.

Redemption at the Option of PFC

The notes will not be subject to any sinking fund. PFC may redeem the notes at its option before their stated maturity only if an initial redemption date is specified in the applicable notes and in the applicable pricing supplement. If so indicated in the applicable notes and the applicable pricing supplement, PFC may redeem the notes at its option on any date on and after the applicable initial redemption date specified in the applicable notes and the applicable pricing supplement. On and after the initial redemption date, if any, PFC may redeem the related note at any time in whole or from time to time in part at its option at the applicable redemption price referred to below together with interest on the principal of the applicable note payable to the redemption date, on written notice given, unless otherwise specified in the applicable pricing supplement, not more than 60 nor less than 30 days before the redemption date. PFC will redeem the notes in increments of $1,000 or any other integral multiple of the authorized denomination of the applicable note, provided that any remaining principal amount will be at least $1,000 or the minimum authorized denomination of the note. Unless otherwise specified in the applicable pricing supplement, the redemption price with respect to a note will initially mean a percentage, the initial redemption percentage, of the principal amount of the note specified in the applicable note and the applicable pricing supplement which shall decline at each anniversary of the initial redemption date by the percentage of the principal amount of the note to be redeemed specified in the applicable note and the applicable pricing supplement until the redemption price is 100% of the principal amount.

Repayment at the Option of the Holder

If so indicated in the applicable notes and the applicable pricing supplement, PFC will repay the notes in whole or in part at the option of the holders of the notes on any optional repayment date specified in the applicable notes and the applicable pricing supplement. If no optional repayment date is indicated with respect to a note, it will not be repayable at the option of the holder before its stated maturity. Any repayment in part will be in an amount equal to $1,000 or any other integral multiple of the authorized denomination of the applicable note, provided that any remaining principal amount will be at least $1,000 or the minimum authorized denomination of the note. The repurchase price for any note so repurchased will be 100% of the principal amount to be repaid, together with interest on the principal of the applicable note payable to the date of repayment. For any note to be repaid, the paying agent must receive, at its corporate trust office located at 101 Barclay Street, 8 West, New York, New York 10286, not more than 60 nor less than 30 days before the optional repayment date:

•	in the case of a note in certificated form, the note and the form entitled “Option to Elect Repayment” duly completed, or

•	in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner of the notes to the depository and forwarded by the depository.

Notices of elections to exercise the repayment option with respect to notes in book-entry form must be received by the paying agent by 5:00 p.m., New York City time, on the last day for giving such notice.

Only the depository may exercise the repayment option in respect of global securities representing notes in book-entry form. Accordingly, beneficial owners of global securities that desire to have all or any portion of the notes in book-entry form represented by global securities repaid must instruct the participant through which they own their interest to direct the depository to exercise the repayment option on their behalf by forwarding the repayment instructions to the paying agent as discussed above. In order to ensure that the instructions are received by the paying agent on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of notes in book-entry form should consult the participants through which they own their interest for the respective deadlines. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the depository’s records, to the paying agent.

Exercise of the repayment option by the holder of a note will be irrevocable.

If applicable, PFC will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment at the option of the holder.

PFC may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by PFC may, at the discretion of PFC, be held, resold or surrendered to the paying agent for cancellation.

Interest

Each note will bear interest from the date of issue at the rate per annum, in the case of a fixed rate note or, in the case of a floating rate note, pursuant to the interest rate formula, in each case as stated in the applicable note and the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the applicable note and the applicable pricing supplement on which an installment of interest is due and payable and at Maturity. Unless otherwise specified in the applicable pricing supplement, interest payable on an interest payment date will be payable to the person in whose name the applicable note is registered at the close of business on (a) March 1 or September 1, whether or not a Business Day, next preceding the interest payment date in the case of a fixed rate note, or (b) the fifteenth calendar day, whether or not a Business Day, next preceding the interest payment date in the case of a floating rate note (in each case, the “record date”); provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any note originally issued between a record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date.

Fixed Rate Notes

Each fixed rate note will bear interest from, and including, the date of issue, at the rate per annum specified in the applicable note and the applicable pricing supplement until the principal amount of the note is paid or made available for payment. Interest payments on fixed rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid with respect to the applicable fixed rate notes, to, but excluding, the related interest payment date or Maturity, as the case may be. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be payable semiannually on March 15 and September 15 of each year and at Maturity. If any interest payment date or the Maturity of a fixed rate note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or the Maturity, as the case may be.

Floating Rate Notes

Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of:

•	the CD Rate,

•	the CMT Rate,

•	the Commercial Paper Rate,

•	the Federal Funds Rate,

•	LIBOR,

•	EURIBOR,

•	the Prime Rate,

•	the Treasury Rate, or

•	any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

A floating rate note may bear interest with respect to two or more Interest Rate Bases.

Terms. Each applicable pricing supplement will specify certain terms of the floating rate note being delivered, including:

•	whether the floating rate note is

¡	a “Regular Floating Rate Note,”

¡	an “Inverse Floating Rate Note” or

¡	a “Floating Rate/Fixed Rate Note,”

•	the Interest Rate Basis or Bases,

•	the Initial Interest Rate,

•	the Interest Reset Dates,

•	the interest payment dates,

•	the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (the “Index Maturity”),

•	the Maximum Interest Rate and Minimum Interest Rate, if any,

•	the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the “Spread”),

•	the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the “Spread Multiplier”),

•	if one or more of the specified Interest Rate Bases is LIBOR, the Designated LIBOR Currency, the Index Maturity and the Designated LIBOR Page, and

•	if one or more of the specified Interest Rate Bases is the CMT Rate, the applicable CMT Reuters page, the weekly average or the monthly average and the Index Maturity.

The interest rate borne by the floating rate notes will be determined as follows:

Regular Floating Rate Notes. Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum attached or as having “Other Provisions” apply relating to a different interest rate formula, it will be a “Regular Floating Rate Note” and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a “Floating Rate/Fixed Rate Note,” it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on the applicable Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, and

•

the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to Maturity will be the Fixed Interest Rate, if the rate is specified in the applicable pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

Inverse Floating Rate Notes. If a floating rate note is designated as an “Inverse Floating Rate Note,” except as described below, it will bear interest equal to the Fixed Interest Rate specified in the note and the related pricing supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any;

provided, however, the interest rate on the applicable Inverse Floating Rate Note will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on the applicable Inverse Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above, the interest rate in effect on each day will be based on:

•	if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date, as defined below, immediately preceding the applicable Interest Reset Date, or

•	if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the applicable Interest Reset Date.

Interest Reset Dates. The applicable floating rate note and the applicable pricing supplement will specify the dates on which the interest rate on the related floating rate note will be reset (each, an “Interest Reset Date”). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Date will be, in the case of floating rate notes which reset:

•	daily—each Business Day;

•

weekly—the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below;

•	monthly—the third Wednesday of each month;

•	quarterly—the third Wednesday of March, June, September and December of each year;

•	semiannually—the third Wednesday of the two months specified in the applicable pricing supplement; or

•	annually—the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

If any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day. However, in the case of a floating rate note as to which LIBOR or EURIBOR is an applicable Interest Rate Basis, if the next succeeding Business Day falls in the next succeeding calendar month, then the Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a floating rate note for which the Treasury Rate is an applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a “Maximum Interest Rate”), and

•	a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a “Minimum Interest Rate”).

The Indenture and any senior debt securities issued under the Indenture, including the notes, are and will be governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While PFC believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. It is suggested that prospective investors consult their personal advisors with respect to the applicability of these laws.

Interest Payments. Each applicable pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the applicable note and the applicable pricing supplement until the principal of the note is paid or otherwise made available for payment. Except as provided below, the interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

•

daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, unless otherwise specified in the applicable note and the applicable pricing supplement;

•	quarterly—the third Wednesday of March, June, September and December of each year, unless otherwise specified in the applicable note and the applicable pricing supplement;

•

semiannually—the third Wednesday of each of the two months of each year specified in the applicable note and the applicable pricing supplement, unless otherwise specified in the applicable note and the applicable pricing supplement;

•

annually—the third Wednesday of the month of each year specified in the applicable note and the applicable pricing supplement, unless otherwise specified in the applicable note and the applicable pricing supplement; and

•	at Maturity.

If any interest payment date for any floating rate note, other than an interest payment date on the Maturity, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding Business Day and interest thereon will continue to accrue. However, in the case of a floating rate note as to which LIBOR or EURIBOR is an applicable Interest Rate Basis, if the next succeeding Business Day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding Business Day. If the Maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or 0.09876545, would be rounded to 9.87655%, or 0.0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent with one-half cent being rounded upward.

Interest payments on floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid with respect to the applicable floating rate note, to, but excluding, the related interest payment date or Maturity, as the case may be.

With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

•

In the case of notes for which the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, EURIBOR or the Prime Rate is an applicable Interest Rate Basis, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

•

In the case of notes for which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

•

The interest factor for notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest Determination Dates. The interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to that interest reset period will be the rate determined as of the applicable “Interest Determination Date.”

•

The Interest Determination Date with respect to notes for which the CD Rate, the CMT Rate or the Commercial Paper Rate is an applicable Interest Rate Basis will be the second Business Day preceding each Interest Reset Date.

•	The Interest Determination Date with respect to notes for which the Federal Funds Rate is an applicable Interest Rate Basis will be the Interest Reset Date.

•	The Interest Determination Date with respect to notes for which the Prime Rate is an applicable Interest Rate Basis will be the first Business Day preceding each Interest Reset Date.

•

The Interest Determination Date with respect to notes for which LIBOR is an applicable Interest Rate Basis will be the second London Banking Day preceding each Interest Reset Date , unless the Designated LIBOR Currency is the British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date.

•	The Interest Determination Date with respect to EURIBOR will be the second TARGET business day preceding the related Interest Reset Date.

•

The Interest Determination Date with respect to notes for which the Treasury Rate is an applicable Interest Rate Basis will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills having the Index Maturity specified in the applicable pricing supplement are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be the preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following the auction.

•

The Interest Determination Date pertaining to a note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days before the applicable Interest Reset Date for the applicable note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

Calculation Date. The Bank of New York Mellon will be the initial calculation agent with respect to the floating rate notes. The calculation agent will notify PFC and the paying agent of each determination of the interest rate applicable to any floating rate note promptly after the determination is made. The paying agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined and notified to the paying agent, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to that note. The paying agent will not be responsible for determining the interest rate applicable to any floating rate note. The calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the applicable Interest Determination Date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day or

•	the Business Day preceding the applicable interest payment date or Maturity, as the case may be.

CD Rate. CD Rate Notes will bear interest at the rates, calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CD Rate Notes and in any applicable pricing supplement.

“CD Rate” means:

(1)	the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable CD Rate Note and the applicable pricing supplement as published in H.15(519) under the caption “CDs (secondary market),” or

(2)	if the rate referred to in clause (1) above is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable CD Rate Note and the applicable pricing supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market),” or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York, which may include the agents or their affiliates, selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States money market banks for United States dollar negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable CD Rate Note and the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time, or

(4)	if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the CD Rate in effect on the applicable Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System and available on their website via http://www.federalreserve.gov/release/h15 or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519) published by the Board of Governors of the Federal Reserve System and available on their website at http://www.federalreserve.gov/releases/h15/update/default.htm , or any successor site or publication.

CMT Rate. CMT Rate Notes will bear interest at the rates, calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CMT Rate Notes and in any applicable pricing supplement.

“CMT Rate” means:

(1)	if Reuters Page FRBCMT is specified in the applicable CMT Rate Note and in the applicable pricing supplement:

(a)	the CMT Rate on the Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury constant maturities,” as such yield is displayed on Reuters page FRBCMT (“Reuters Page FRBCMT”) or, if not so displayed, as displayed on the Bloomberg L.P. (“Bloomberg”) service (or any successor service) on page NDX7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX7”), for the applicable Interest Determination Date, or

(b)	if the rate referred to in clause (1)(a) does not appear on Reuters Page FRBCMT or Bloomberg Page NDX7, as the case may be, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and for the applicable Interest Determination Date as published in H.15(519) opposite the caption “Treasury constant maturities”, or

(c)	if the rate referred to in clause (1)(b) does not appear in H.15(519), the rate on the applicable Interest Determination Date for the period of the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

(d)	if the rate referred to in clause (1)(c) is not published, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a “Reference Dealer”) selected by the calculation agent (from five such Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, a remaining term to maturity no more than one year shorter than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

(e)	if fewer than five but more than two of the prices referred to in clause (1)(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f)	if fewer than three of the prices referred to in clause (1)(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent (from five such Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

(g)	if fewer than five but more than two of the prices referred to in clause (1)(f) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h)	if fewer than three prices referred to in clause (1)(f) are provided as requested, the CMT Rate in effect on the applicable Interest Determination Date.

For purposes of the foregoing, if two United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such Index Maturity specified in the applicable pricing supplement, the quotes for the United States Treasury security with the shorter original term to maturity will be used.

(2)	if Reuters Page FEDCMT is specified in the applicable CMT Rate Note and the applicable pricing supplement:

(a)	the CMT Rate on the Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable CMT Rate Note and the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury constant maturities,” as such yield is displayed on Reuters page FEDCMT (“Reuters Page FEDCMT”) or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on Bloomberg Page NDX7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

(b)	if the rate referred to in clause (2)(a) does not appear on Reuters Page FEDCMT or Bloomberg Page NDX7, as the case may be, the percentage equal to the one-week or one-month, as specified in the applicable CMT Rate Note and the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and for the week or month, as applicable, preceding the applicable Interest Determination Date as published in H.15(519) opposite the caption “Treasury constant maturities”, or

(c)	if the rate referred to in clause (2)(b) does not appear in H.15(519), the rate on the applicable Interest Determination Date shall be the one-week or one-month, as specified, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

(d)	if the rate referred to in clause 1(c) is not published, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent (from five such Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, a remaining term to maturity of no more than one year shorter than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

(e)	if fewer than five but more than two of the prices referred to in clause (2)(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f)	if fewer than three prices referred to in clause (2)(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent (from five such Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

(g)	if fewer than five but more than two of the prices referred to in clause (2)(f) are provided as requested, the rate will be calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

(h)	if fewer than three prices referred to in clause (2)(f) are provided as requested, the CMT Rate in effect on the applicable Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement have remaining terms to maturity equally close to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

As used in this prospectus supplement, “Reuters page” means the display on the Reuters 3000 Xtra Service, or any successor service, on the page or pages specified in this prospectus supplement or the applicable pricing supplement, or any replacement page or pages on that service.

Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the rates, calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Commercial Paper Rate Notes and in any applicable pricing supplement.

“Commercial Paper Rate” means:

(1)	the Money Market Yield, as defined below, on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Commercial Paper Rate Note and the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper-Nonfinancial,” or

(2)	if the rate described in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the applicable Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Commercial Paper Rate Note and the applicable pricing supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial,” or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agents or their affiliates, selected by the calculation agent for commercial paper having the Index Maturity specified in the applicable Commercial Paper Rate Note and the pricing supplement placed for industrial issuers whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization, or

(4)	if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the applicable Interest Determination Date.

“Money Market Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =	D x 360	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable interest reset period.

Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates, calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Federal Funds Rate Notes and in any applicable pricing supplement.

“Federal Funds Rate” means:

(1)	if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable pricing supplement:

(a)	the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective)” as displayed on Reuters page FEDFUNDS1 or any other page as may replace that specified page on that service (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or

(b)	if the rate referred to in clause (1)(a) does not appear on Reuters page FEDFUNDS1 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to the applicable Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal funds (effective)”, or

(c)	if the rate referred to in clause (1)(b) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agents or their affiliates, selected by the calculation agent before 9:00 A.M., New York City time, on the applicable Interest Determination Date, or

(d)	if the brokers selected by the calculation agent are not quoting as mentioned in clause (1)(c), the Federal Funds Rate in effect on the applicable Interest Determination Date.

(2)	if “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable pricing supplement:

(a)	the rate on the applicable Interest Determination Date under the heading “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters page 5 (“Reuters Page 5”), or

(b)	if the rate referred to in clause (2)(a) does not appear on Reuters Page 5 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to the applicable Interest Determination Date displayed on the FFPREBON Index Page on the Bloomberg service, which is the Fed Funds Opening Rate as reported by Prebon Yamane (or its successor) on Bloomberg, or

(c)	if the rate referred to in clause (2) (b) does not appear on the FFPREBON Index page on Bloomberg or another recognized electronic source or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include an agent or its affiliates, selected by the calculation agent, before 9:00 A.M., New York City time on the applicable Interest Determination Date, or

(d)	if the brokers selected by the calculation agent are not quoting as mentioned in clause (2)(c), the Federal Funds Rate in effect on the applicable Interest Determination Date.

(3)	if “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable pricing supplement:

(a)	the rate on the applicable Interest Determination Date displayed on the FDTR Index Page on Bloomberg, or

(b)	if the rate referred to in clause (3)(a) does not appear on the FDTR Index Page on Bloomberg or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to the applicable Interest Determination Date appearing on Reuters page USFFTARGET= (“Reuters Page USFFTARGET=“), or

(c)	if the rate referred to in clause (3)(b) does not appear on Reuters Page USFFTARGET= or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include an agent or its affiliates, selected by the calculation agent, before 9:00 A.M., New York City time, on the applicable Interest Determination Date, or

(d)	if the brokers selected by the calculation agent are not quoting as mentioned in clause (3)(c), the Federal Funds Rate in effect on the applicable Interest Determination Date.

LIBOR. LIBOR Notes will bear interest at the rates, calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified in the applicable LIBOR Notes and in any applicable pricing supplement.

“LIBOR” means:

(1)	the rate for deposits in the Designated LIBOR Currency, as defined below, having the Index Maturity specified in the applicable LIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on the applicable Interest Determination Date, or

(2)	if the rate referred to in clause (1) does not appear on the Designated LIBOR Page, or is not so published by 11:00 A.M., London time, on the applicable Interest Determination Date, the calculation agent shall request the principal London offices of each of four major reference banks (which may include the agents or their affiliates) in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable LIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in that market at that time. If at least two such quotations are so provided, then LIBOR on the applicable Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on the applicable Interest Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the applicable Interest Determination Date by three major banks (which may include the agents or their affiliates) in such Principal Financial Center selected by the calculation agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable LIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date, and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in the market at that time, or

(3)	if the banks so selected by the calculation agent are not quoting as mentioned in clause (2), LIBOR in effect on the applicable Interest Determination Date.

“Designated LIBOR Currency” means the currency specified in the applicable LIBOR Note and the applicable pricing supplement as to which LIBOR will be calculated or, if no currency is specified in the applicable LIBOR Note and the applicable pricing supplement, United States dollars.

“Designated LIBOR Page” means the display on Reuters page LIBOR01 or LIBOR02, as specified in the applicable LIBOR Note and the applicable pricing supplement, for the purpose of displaying the London interbank rates of major banks (which may include the agents or their affiliates) for the Designated LIBOR Currency.

EURIBOR. EURIBOR Notes will bear interest at the rates, calculated with reference to EURIBOR and the Spread and/or Spread Multiplier, if any, specified in the applicable EURIBOR Notes and in any applicable pricing supplement.

“EURIBOR” means:

(1)	the rate for deposits in Euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the applicable EURIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date, that appears on Reuters page EURIBOR01 or any other page as may replace that specified page on that service (“Reuters Page EURIBOR01”) as of 11:00 a.m., Brussels time, on the applicable Interest Determination Date;

(2)	if the rate referred to in clause (1) does not appear on Reuters Page EURIBOR01, or is not so published by 11:00 a.m., Brussels time, on the applicable Interest Determination Date, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal Euro-zone (as defined below) offices of four major reference banks in the Euro-zone interbank market, which may include affiliates of the agents, to provide the calculation agent with its offered quotation for deposits in Euros for the period of the Index Maturity designated in the applicable EURIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the applicable Interest Determination Date and in a principal amount not less than the equivalent of U.S. $1,000,000 in Euros that is representative for a single transaction in Euros in such market at such time;

(3)	if fewer than two quotations referred two in clause (2) are so provided, the rate on the applicable Interest Determination Date will be calculated by the calculation agent and will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., Brussels time, on such Interest Determination Date by four major banks in the Euro-zone for loans in Euros to leading European banks, having the Index Maturity designated in the applicable EURIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date and in principal amount not less than the equivalent of U.S. $1,000,000 in Euros that is representative for a single transaction in Euros in such market at such time; or

(4)	if the banks so selected by the calculation agent are not quoting as mentioned in clause (3), EURIBOR in effect on the applicable Interest Determination Date.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on the European Union.

Prime Rate. Prime Rate Notes will bear interest at the rates, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Prime Rate Notes and any applicable pricing supplement.

“Prime Rate” means:

(1)	the rate on the applicable Interest Determination Date as published in H.15(519) opposite the caption “Bank prime loan,” or

(2)	if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank prime loan,” or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters page US PRIME 1 for the purpose of displaying the prime rates or base lending rates of major United States banks (“Reuters Page US PRIME 1”), which may include the agents or their affiliates, as such bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

(4)	if fewer than four rates described in clause (3) appear on Reuters Page US PRIME 1 by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the agents, in The City of New York selected by the calculation agent, or

(5)	if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the applicable Interest Determination Date.

Treasury Rate. Treasury Rate Notes will bear interest at the rates, calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Treasury Rate Notes and in any applicable pricing supplement.

“Treasury Rate” means:

(1)	the rate from the auction held on the applicable Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable Treasury Rate Note and the applicable pricing supplement as published under the caption “INVEST RATE” on Reuters page USAUCTION10 or any other page as may replace that specified page on that service (“Reuters Page US AUCTION10”) or Reuters page USAUCTION11 or any other page as may replace that specified page on that service (“Reuters Page US AUCTION11”) or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on page AUCR 18 (or any other page as may replace that page on that service), or.

(2)	if the rate described in clause (1) does not so appear by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield, as defined below, of the auction rate for the applicable Treasury Bills announced by the United States Department of the Treasury, or

(3)	in the event that the rate referred to in clause (2) is not announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on the related calculation date, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of the applicable Treasury Bills having a remaining maturity closest to the Index Maturity specified in the applicable Treasury Rate Note and in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market,” or

(4)	if the rate referred to in clause (3) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills having a remaining maturity closest to the Index Maturity specified in the applicable Treasury Rate Note and in the applicable pricing supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market,” or

(5)	if the rate referred to in clause (4) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the agents or their affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Treasury Rate Note and the applicable pricing supplement, or

(6)	if the dealers selected by the calculation agent are not quoting as mentioned in clause (5), the rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Other Provisions; Addenda

Any provisions with respect to an issue of notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matter relating to the applicable notes may be modified by the terms as specified under “Other Provisions” on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

Original Issue Discount Notes

PFC may from time to time offer notes at a price less than their redemption price at Maturity, resulting in the applicable notes being treated as if they were issued with original issue discount for United States Federal income tax purposes (“Original Issue Discount Notes”). Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. Additional considerations relating to any Original Issue Discount Notes will be described in the applicable pricing supplement. See “United States Federal Income Taxation” in the accompanying prospectus for the tax effects associated with Original Issue Discount Notes.

Amortizing Notes

PFC may from time to time offer notes (“Amortizing Notes”), with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable pricing supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Amortizing Note and the applicable pricing supplement.

Linked Notes

PFC may from time to time offer notes (“Linked Notes”) the principal value of which at Maturity will be determined by reference to:

(a)	one or more debt or equity securities, including, but not limited to, the price or yield of such securities,

(b)	any statistical measure of economic or financial performance, including, but not limited to, any security, currency, consumer price or mortgage index, or

(c)	the price or value of any security, commodity or any other item or index or any combination,

(collectively, the “Linked Securities”). The payment or delivery of any consideration on any Linked Note at Maturity will be determined by the decrease or increase, as applicable, in the price or value of the applicable Linked Securities. The terms of and any additional considerations, including any material tax consequences, relating to any Linked Notes will be described in the applicable pricing supplement.

Extendible Maturity Notes

PFC may from time to time offer notes (“Extendible Maturity Notes”) with the option to extend the maturity of the notes to one or more dates indicated in the notes and the applicable pricing supplement. The terms of and any additional considerations relating to any Extendible Maturity Notes will be described in the applicable pricing supplement.

Book-Entry Notes

Upon issuance, all notes in book-entry form having the same date of issue, stated maturity date and otherwise having identical terms and provisions will be represented by one or more fully registered global notes (the “Global Notes”). Each Global Note will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, NY, as depository, registered in the name of DTC or a nominee of DTC. Unless and until it is exchanged in whole or in part for notes in certificated form, no Global Note may be transferred except as a whole:

•	by DTC to a nominee of DTC, or

•	by a nominee of DTC to DTC or another nominee of DTC, or

•	by DTC or any such nominee to a successor of DTC or a nominee of the successor.

For more information, see “Description of Securities — Global Securities” in the accompanying prospectus.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

Except as specified in the applicable pricing supplement, foreign currency notes (including notes denominated in the Euro) will not be sold in or to residents of the country or economic community issuing the currency in which particular notes are denominated. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents, and it is by necessity incomplete with respect to foreign currency notes. PFC and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and premium, if any, and any interest on foreign currency notes. Prospective purchasers of foreign currency notes should consult their own financial and legal advisors with regard to such matters.

Payment of Principal, any Premium and Interest

Except as specified in the applicable note and the applicable pricing supplement, we will pay the principal, any premium and interest on foreign currency notes as set forth in this prospectus supplement in the specified currency. The Exchange Rate Agent named in the applicable pricing supplement will, unless otherwise specified below or in the applicable note and the applicable pricing supplement, convert the payment into United States dollars for payment to holders of the foreign currency notes. However, unless otherwise indicated in the applicable note and the applicable pricing supplement, the holder of a foreign currency note may elect to receive the payments in the specified currency, as described below.

PFC’s payment will be converted into United States dollars based on the highest bid quotation in The City of New York at approximately 11:00 A.M. on the second Business Day preceding the applicable payment date for the purchase of the specified currency for United States dollars for settlement on the applicable payment date in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive United States dollar payments and at which the applicable foreign exchange dealer commits to execute a contract. The bid quotations shall be obtained from three recognized foreign exchange dealers, one of which may be the Exchange Rate Agent, selected by the Exchange Rate Agent and approved by PFC. If the bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holder of the foreign currency note by deductions from such payments.

Unless otherwise specified in the applicable note and the applicable pricing supplement, a holder of a foreign currency note may elect to receive all or a specified portion of any payment on that note in the specified currency. Any holder desiring to receive payment in the specified currency must submit a written request to the corporate trust office of the paying agent in The City of New York, on or before the applicable record date or at least fifteen calendar days before Maturity, as the case may be. The written request may be mailed, hand delivered or sent by facsimile transmission (followed by the original). A holder of a foreign currency note may elect to receive payment in the specified currency for all or a specified portion of all principal, any premium and interest payments and need not file a separate election for each payment. The election will remain in effect until revoked by written notice to the paying agent, but written notice of any revocation must be received by the paying agent on or before the relevant record date or at least the fifteenth calendar day before Maturity, as the case may be. Holders of foreign currency notes whose notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the specified currency may be made.

Principal, any premium and interest on a foreign currency note paid in United States dollars will be paid in the manner specified in this prospectus supplement for notes denominated in United States dollars. Interest on a foreign currency note paid in the specified currency which are to be made on an interest payment date other than at Maturity will be paid by check mailed to the address of the holder entitled to the interest payment as shown on the note register, subject to the right to receive interest payments by wire transfer of immediately available funds under the circumstances described under “Description of the Notes—Terms of the Notes.” All checks payable in a specified currency will be drawn on a bank office located outside the United States. Payments of principal, any premium and interest on foreign currency notes paid in the specified currency at Maturity will be made by wire transfer of immediately available funds to an account with a bank designated by the holder at least fifteen days before Maturity, provided that the bank has appropriate facilities to make the wire transfer and that the note is presented and surrendered at the corporate trust office of the paying agent in The City of New York in time for the paying agent to make such payments in such funds in accordance with its normal procedures.

Unless otherwise specified in the applicable pricing supplement, a beneficial owner of a note in book-entry form denominated in a specified currency may elect to receive payments of principal or any premium or interest in the specified currency instead of United States dollars. The beneficial owner must give the participant through which its interest is held written notice of its election on or before the applicable record date, in the case of a payment of interest, and on or prior to the sixteenth day prior to Maturity, in the case of principal or premium.

The participant must notify the depository of such election on or before the third Business Day after the record date. The depository will notify the paying agent of the election on or before the fifth Business Day after the record date or at least ten calendar days before Maturity, as the case may be. If complete instructions are received by the participant and forwarded by the participant to the depository and by the depository to the paying agent, on or before the specified dates, the beneficial owner of the notes in book-entry form will receive payments in the specified currency.

Availability of Specified Currency

If the specified currency for a foreign currency note is not available for the payment of principal, any premium and interest due to the imposition of exchange controls or other circumstances beyond the control of PFC, we will be entitled to satisfy our obligations on the note by making the required payment in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent, on the second Business Day before the applicable payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable pricing supplement.

The “Market Exchange Rate” for a specified currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes, or, if not so certified, as otherwise determined, by the Federal Reserve Bank of New York. Any payment made in United States dollars under circumstances where the required payment is in a specified currency other than United States dollars will not constitute an Event of Default under the Indenture with respect to the notes.

All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

Judgments

Under current New York law, a state court in the State of New York rendering a judgment in respect of a foreign currency note would be required to render the judgment in the specified currency, and the foreign currency judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, the holder of a foreign currency note would be subject to exchange rate fluctuations between the date of entry of the foreign currency judgment and the time the amount of the foreign currency judgment is paid to the holder in United States dollars and converted by the holder into the specified currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

PFC will indemnify the holder of any note against any loss incurred by it as a result of any judgment or order being given or made for any amount due under the note and judgment or order requiring payment in a currency other than the specified currency, and as a result of any variation between (i) the rate of exchange at which the specified currency amount is converted into the currency in the judgment or order, and (ii) the rate of exchange at which the holder of the note, on the date of payment of the judgment or order, is able to purchase the specified currency with the amount actually received under the judgment or order.

PLAN OF DISTRIBUTION

PFC and Barclays Capital Inc., Citigroup Global Markets Inc., Mitsubishi UFJ Securities (USA), Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC and Goldman, Sachs & Co. (the “agents”) have entered into a distribution agreement with respect to the notes. Subject to certain conditions, the agents have agreed to use their reasonable efforts to solicit purchases of the notes. PFC has the right to accept offers to purchase notes and may reject any proposed purchase of the notes in whole or in part. The agents may also reject any offer to purchase notes. PFC will pay the agents a commission on any notes sold through the agents. Unless otherwise specified in the applicable pricing supplement, the commission will range from 0.100% to 0.475% of the principal amount of the notes, depending on the maturity of the notes. Commissions with respect to notes with maturities in excess of 15 years that are sold through an agent as an agent of PFC will be negotiated between us and the agent at time of the sale.

PFC may also sell notes to the agents who will purchase the notes as principals for their own accounts. Any such sale will be made at a discount equal to the commission referred to in the preceding paragraph if no other discount is agreed. Any notes the agents purchase as principal may be resold at the market price or at other prices determined by the agents at the time of resale. PFC may also sell notes directly on its own behalf. No commissions will be paid on notes sold directly by PFC at such discount.

PFC may also enter into separate arrangements with firms other than the agents which allow such firms to purchase for resale to the public all or a portion of the notes. The name of any firm, the underwriting discount and the initial public offering price for such notes will be set forth on the cover page of the pricing supplement delivered in connection with the offering and the sale of the applicable notes.

The agents may resell any notes they purchase as principals for their own accounts to other brokers or dealers at a discount which may include all or part of the discount the agents received from PFC. The agents will purchase the notes at a price equal to 100% of the principal amount less a discount. Unless otherwise specified in the applicable pricing supplement, the discount will equal the applicable commission on an agency sale of notes of the same maturity. If all the notes are not sold at the initial offering price, the agents may change the offering price and the other selling terms.

In connection with the offering of notes purchased by one or more agents as principal on a fixed price basis, the agents are permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If an agent creates a short position in the notes in connection with the offering, i.e., if it sells more notes than are set forth on the applicable pricing supplement, the agent may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could have the effect of raising or maintaining the market price of the security or preventing or retarding a decline in the market price of the security. “Naked” short sales are sales in excess of the agent’s overallotment option. Because the agents have no overallotment option with respect to the notes, they would be required to close out a short position in the notes by purchasing notes in the open market.

Neither PFC nor any agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither PFC nor the agents makes any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice. These transactions may be effected in the over-the-counter market or otherwise.

The agents, whether acting as agents or principals, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). PFC has agreed to indemnify the several agents and their respective directors, officers and control persons against certain liabilities, including liabilities under the Securities Act or to contribute to any payments they may be required to make in respect of such liabilities. PFC has agreed to reimburse the agents for certain expenses, including the reasonable fees and disbursements of their counsel.

The agents may sell to dealers who may resell to investors and the agents may pay all or part of the discount or commission they receive from PFC to the dealers. Such dealers may be deemed to be “underwriters” within the meaning of the Securities Act.

From time to time, PFC may also sell notes or other debt securities pursuant to another prospectus supplement to the accompanying prospectus.

No assurance can be given as to the liquidity of the trading market for the notes. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so. There can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops.

PFC estimates that the total expenses of the offering, excluding underwriting discounts and commissions and SEC registration fees, will be approximately $6.1 million.

Unless otherwise indicated in the applicable pricing supplement, the purchase price of the notes will be required to be paid in immediately available funds in New York, New York.

The agents and their respective affiliates may be customers of, engage in transactions with and perform services for PFC and its affiliates in the ordinary course of business. From time to time, the agents and their respective affiliates may engage in commercial and investment banking transactions with PFC and its affiliates. Affiliates of each of the agents are lenders under our credit facility agreements.

In the event that more than 5% of the net proceeds of the sale of notes is used to repay debt of ours that is held by any individual agent that is a member of FINRA, or affiliates of that agent, such sale will be made in accordance with the provisions of FINRA Rule 5121 because such agent is deemed to have a “conflict of interest” as defined by such rule. Under such rule, such agent will not be permitted to sell any notes to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for PFC by Bruce N. Holliday, Assistant General Counsel of PACCAR Inc, and counsel for PFC. Certain other legal matters have been passed upon for PFC by Perkins Coie LLP, and for the agents by Sidley Austin LLP.

PACCAR Financial Corp.

Medium-Term Notes, Series N

PROSPECTUS SUPPLEMENT

Barclays

Citigroup

Mitsubishi UFJ Securities

BNP PARIBAS

J.P. Morgan

Goldman, Sachs & Co.

November 7, 2012

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 7, 2012)

PACCAR Financial InterNotes®, Series B

We, PACCAR Financial Corp., may offer to sell our PACCAR Financial InterNotes®, Series B from time to time. The specific terms of the notes will be set prior to the time of sale and described in a pricing supplement. You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest.

We may offer notes to or through agents, including the agents listed below, for resale. If we offer notes through agents, such agents will not be required to sell any specific number or dollar amount of the notes but will use their reasonable best efforts to sell such notes. If agreed by us and the applicable agents, such agents may purchase such notes as principal from us for resale to investors. We have not set a date for termination of our offering.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus.

Unless otherwise specified in the applicable pricing supplement, we will not list the notes on any stock exchange. The agents have advised us that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in the notes and may suspend or completely stop that activity without any notice at any time. We cannot assure you that a trading market for your notes will ever develop, be maintained or be liquid, which may limit your ability to sell the notes prior to maturity and/or at the price paid therefor.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Lead Managers and Lead Agents

BofA Merrill Lynch	Incapital LLC

Agents

Citigroup

Wells Fargo Advisors, LLC

RBC Capital Markets

US Bancorp

Prospectus Supplement dated November 7, 2012

InterNotes® is a registered servicemark of Incapital Holdings LLC

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable document.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

We may use this prospectus supplement, together with the accompanying prospectus and a pricing supplement, to offer PACCAR Financial InterNotes®, Series B from time to time (the “notes”).

This prospectus supplement sets forth certain terms of the notes that we may offer. It supplements the description of the notes contained in the accompanying prospectus under the caption “Description of Securities.” If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and you should not rely on the information in the accompanying prospectus.

Each time we issue notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the tranche of notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the accompanying prospectus. Information in the pricing supplement will replace any inconsistent information in this prospectus supplement, including any changes in the method of calculating interest on any note.

When we refer to the accompanying prospectus, we mean the prospectus, dated November 7, 2012. When we refer to the applicable pricing supplement, we mean the pricing supplement that we attach to this prospectus supplement with respect to a particular tranche of notes being offered.

You should read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement before making your investment decision.

S-1

SUMMARY

This section summarizes information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the notes. The final terms for each tranche of notes will be determined at the time of their sale and specified in the applicable pricing supplement. You should read the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement, including the risk factors and our consolidated financial statements and the related notes contained or incorporated by reference herein and therein.

Issuer	PACCAR Financial Corp., a Washington corporation (“PFC”).

Purchasing Agent	Incapital LLC

Lead Managers and Lead Agents	Merrill Lynch, Pierce, Fenner & Smith Incorporated and Incapital LLC

Agents	Citigroup Global Markets Inc., Wells Fargo Advisors, LLC, RBC Capital Markets, LLC and U.S. Bancorp Investments, Inc.

Title of Notes	PACCAR Financial InterNotes®, Series B

Amount	We may issue up to an unlimited aggregate principal amount of PACCAR Financial InterNotes®, Series B pursuant to this prospectus supplement.

Denominations	The notes will be issued and sold in denominations of $1,000 and multiples of $1,000, unless otherwise stated in the applicable pricing supplement.

Ranking	The notes will be our senior unsecured obligations, and will rank equally in right of payment to all of our existing and future senior unsecured indebtedness.

Maturities	Each note will mature on a date that is nine months or more from its date of original issuance (not to exceed 35 years), as specified in the applicable pricing supplement, unless redeemed or repaid prior to such date in accordance with its terms.

Interest	Each note will bear interest from its date of original issuance at the fixed rate specified in the applicable pricing supplement. Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and on the stated maturity date or any earlier date of redemption or repayment.

Principal	The principal amount of each note will be payable on its stated maturity date or earlier redemption or repayment date, as the case may be, at the corporate trust office of the paying agent or at any other place we may designate.

Redemption and Optional Repayment	Unless otherwise stated in the applicable pricing supplement, a note will not be redeemable at our option or be repayable at the option of the holder (unless a Survivor’s Option is specified) prior to its stated maturity date. The notes will not be subject to any sinking fund.

S-2

Survivor’s Option	Specific notes may contain a provision requiring us to repay those notes prior to stated maturity if requested by the authorized representative of the beneficial owner of those notes following the death of the beneficial owner of the notes, so long as the notes were owned by the beneficial owner or his or her estate at least six months prior to the request. This feature is referred to as a “Survivor’s Option.” Your notes will not be repaid in this manner unless the pricing supplement for your notes provides for the Survivor’s Option. The right to exercise the Survivor’s Option is subject to limits set by us on:

•	the permitted dollar amount of total exercises by all holders of notes in any calendar year; and

•	the permitted dollar amount of an individual exercise by a holder of a note in any calendar year.

Additional details on the Survivor’s Option are described in the section below entitled “Description of the Notes—Survivor’s Option.”

Sale and Clearance	We will sell notes in the United States only. Notes will be issued in book- entry only form and will clear through The Depository Trust Company, or DTC. We do not intend to issue notes in certificated form, except as provided in the accompanying prospectus under the caption entitled “Description of Securities—Global Securities.”

Trustee	The trustee for the notes is The Bank of New York Mellon Trust Company, N.A.

Selling Group	The agents and dealers comprising the selling group are broker-dealers and securities firms. The agents, including the Purchasing Agent, have entered into a selling agent agreement with us (the “selling agent agreement”). Dealers who are members of the selling group have entered into a master selected dealer agreement with the Purchasing Agent (the “master selected dealer agreement”). The agents and the dealers have agreed to market and sell the notes in accordance with the terms of those respective agreements and all other applicable laws and regulations. You may contact the Purchasing Agent at info@incapital.com for a list of selling group members.

United States Federal Income Taxation	Please refer to the discussion under “United States Federal Income Taxation” in the accompanying prospectus for a discussion of certain United States Federal income tax consequences of the purchase, ownership and disposition of senior debt securities, including the notes. In addition, please refer to the applicable pricing supplement which may contain additional discussions of certain United States Federal income tax consequences of the purchase, ownership and disposition of the notes.

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RISK FACTORS

Your investment in the notes involves certain risks. You should carefully consider and evaluate the following risk factors and the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the business and industry risk factors and the political, regulatory and economic risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (the “SEC”). Our business, financial condition, liquidity and results of operations could be materially adversely affected by any of these risks. These risks are not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to the investor’s own particular circumstances or to investors generally. The notes are not an appropriate investment for you if you are unsophisticated with respect to the significant components and their relationships.

We may choose to redeem notes when prevailing interest rates are relatively low.

If your notes are redeemable at our option, as specified in the applicable pricing supplement, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the redemption date or period approaches.

Any Survivor’s Option may be limited in amount.

We will have a discretionary right to limit the aggregate principal amount of notes subject to any Survivor’s Option that may be exercised in any calendar year to an amount equal to the greater of $2,000,000 or 2.0% of the outstanding principal amount of all notes outstanding as of the end of the most recent calendar year or such greater amount as we in our sole discretion determine for any calendar year. We also will have the discretionary right to limit to $250,000, or such greater amount as we in our sole discretion may determine, in any calendar year the aggregate principal amount of notes subject to the Survivor’s Option that may be exercised in such calendar year on behalf of any individual deceased beneficial owner of notes. Accordingly, no assurance can be given that exercise of the Survivor’s Option for a desired amount will be permitted in any single calendar year. Furthermore, a Survivor’s Option may not be exercised if the notes were not owned by the beneficial owner thereof, including his or her estate, for at least six months prior to the request to exercise the Survivor’s Option.

If you attempt to sell the notes prior to maturity, the market value of the notes, if any, may be less than the principal amount of the notes.

Your right to require us to repay your notes prior to maturity will be limited unless a Survivor’s Option or other optional repayment right is applicable to your notes. If you wish (or your estate wishes) to liquidate your investment in the notes prior to maturity, selling your notes may be your only option. At that time, there may be a very illiquid market for the notes or no market at all. Even if you were able to sell your notes, there are many factors outside our control that may affect the market value of the notes, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. Those factors include, without limitation:

•	the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the notes;

•	the time remaining to the maturity of the notes;

•	the outstanding principal amount of the notes;

•	any redemption or repayment features of the notes;

•	market rates of interest that are higher than the rates borne by the notes; and

•	the level, direction and volatility of interest rates generally.

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In addition, there may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.

Changes in our credit ratings would be expected to affect the value of the notes.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

The market value of the notes may be affected by factors in addition to credit ratings.

The notes could trade at prices that may be lower than the initial offering price of the notes. In addition to credit ratings that are assigned to the notes, whether or not the notes will trade at lower prices depends on various factors, including prevailing interest rates and markets for similar securities, our financial condition, liquidity, results of operations and prospects and general economic conditions.

We cannot assure you that a trading market for your notes will ever develop, be maintained or be liquid.

We cannot assure you that a trading market for your notes will ever develop, be maintained or be liquid, which may limit your ability to sell the notes prior to maturity and/or at the price paid therefor.

To the extent that the agents engage in any market-making activities, they may bid for or offer notes in accordance with applicable law. Any price at which the agents may bid for, offer, purchase or sell any notes may differ from the values determined by pricing models that may be used by any agent, whether as a result of dealer discounts, mark-ups or other transaction costs. These bids, offers or completed transactions may affect the prices, if any, at which the notes might otherwise trade in the market.

In addition, if at any time the agents were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case any price at which the notes could be sold would likely be lower than if an active trading market existed.

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USE OF PROCEEDS

Unless otherwise specified in the applicable pricing supplement, we will use the net proceeds from the sale of the notes for general corporate purposes.

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DESCRIPTION OF THE NOTES

The following description of the particular terms of PACCAR Financial InterNotes®, Series B being offered supplements and, to the extent inconsistent with or to the extent otherwise specified in an applicable pricing supplement, replaces the description of the general terms and provisions of the debt securities set forth under the heading “Description of Securities” in the accompanying prospectus. The final terms of a particular tranche of notes will be specified in the applicable pricing supplement and, unless otherwise specified in the applicable pricing supplement and subject to the preceding sentence, will have the terms summarized below and in the accompanying prospectus. Capitalized terms used but not defined below have the meanings given to them in the accompanying prospectus and in the indenture relating to the notes.

General

The notes offered by this prospectus supplement, the accompanying prospectus and the applicable pricing supplement will be issued under an indenture dated as of November 20, 2009 between us and The Bank of New York Mellon Trust Company, N.A., as trustee. References to the indenture in this prospectus supplement will mean the indenture as amended and supplemented from time to time. The terms of the indenture are more fully summarized in the accompanying prospectus. The indenture does not limit the aggregate amount of debt securities that may be issued thereunder and provides that the debt securities may be issued under the indenture from time to time in one or more series. The following statements are summaries of the material provisions of the indenture and the notes. These summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, including for the definitions of certain terms. If you want to know more about the terms of any of the notes, you should refer to the indenture. We have filed with the SEC the indenture pursuant to which the notes will be issued.

The notes constitute a single series of debt securities for purposes of the indenture that may be issued in an unlimited aggregate principal amount.

Unless the applicable pricing supplement specifies to the contrary, with respect to each separate tranche of notes issued under the indenture, the trustee will serve as registrar, paying agent and authenticating agent.

Notes issued in accordance with this prospectus supplement, the accompanying prospectus and the applicable pricing supplement will have the following general characteristics:

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the notes may be offered from time to time by us through the Purchasing Agent and each note will mature on a day that is at least nine months from its date of original issuance (not to exceed 35 years);

•	each note will bear interest from its date of original issuance at a fixed rate;

•	the notes will not be subject to any sinking fund; and

•	the minimum denomination of the notes will be $1,000 (unless otherwise stated in such pricing supplement).

In addition, the pricing supplement relating to each tranche of notes will describe certain specific terms of the notes, including:

•	the price, which may be expressed as a percentage of the aggregate principal amount of the notes, at which any notes offered on a fixed price basis will be initially offered to the public;

•	the date on which the notes will be originally issued to the public;

•	the stated maturity date of the notes;

•	the rate per year at which the notes will bear interest;

•	the interest payment frequency;

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•	the purchase price, the Purchasing Agent’s discount and net proceeds to us;

•	whether the authorized representative of the holder of a beneficial interest in the note will have the right to seek repayment upon the death of the holder as described under “— Survivor’s Option”;

•

if the notes may be redeemed at our option or repaid at the option of the holder (other than a Survivor’s Option) prior to its stated maturity date, the provisions relating to any such redemption or repayment;

•	any special United States Federal income tax consequences of the purchase, ownership and disposition of the notes; and

•	any other significant terms of the notes not inconsistent with the provisions of the indenture.

Ranking

The notes will be our senior unsecured debt obligations, and will rank equally in right of payment to all of our existing and future senior unsecured indebtedness. As of September 30, 2012, we had approximately $4.62 billion of senior indebtedness issued and outstanding. The notes will rank junior to secured indebtedness to the extent of related collateral. We currently do not have any secured indebtedness outstanding.

Payment of Principal and Interest

Principal of and interest on beneficial interests in the notes will be made in accordance with the arrangements then in place between the paying agent and DTC and its participants as described below under “Registration and Settlement” and under “Description of Securities—Global Securities” in the accompanying prospectus. Each global note will be held through DTC and will be registered in the name of Cede & Co., as nominee of DTC.

Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at the note’s stated maturity date or, if applicable, on the date of redemption or repayment if a note is redeemed or repaid prior to maturity. Interest is payable to the person in whose name a note is registered at the close of business on the regular record date before each interest payment date, except that interest payable at the note’s stated maturity date or earlier redemption or repayment date will be payable to the person to whom principal is payable against presentation and surrender of the note.

We will pay any administrative costs imposed by any paying agent in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on a note, including, without limitation, any withholding tax, is the responsibility of the holders of beneficial interests in the note in respect of which such payments are made.

Interest and Interest Rates

Each note will accrue interest from its date of original issuance until its stated maturity date or date of earlier redemption or repayment. The applicable pricing supplement will specify the fixed interest rate at which the applicable notes will bear interest. Interest will be payable monthly, quarterly, semi-annually or annually. Interest payments on each note will include the amount of interest accrued from and including the last interest payment date to which interest has been paid or duly provided for (or from and including the date of original issuance if no interest has been paid or duly provided for with respect to the note) to, but excluding, the applicable interest payment date, stated maturity date or date of earlier redemption or repayment, as the case may be.

Interest on a note will be payable beginning on the first interest payment date after its date of original issuance to holders of record on the corresponding regular record date unless the original issuance date falls after a regular record date and on or prior to an interest payment date, in which case such interest will be payable beginning on the next interest payment date.

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Payment of Interest

Unless otherwise specified in the applicable pricing supplement, interest on the notes will be paid as follows:

Interest Payment Frequency Specified in Pricing Supplement	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the note is issued.

Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the note is issued.

Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the note is issued.

Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the note is issued.

Unless otherwise specified in the applicable pricing supplement, the regular record date for any interest payment date will be the first day of the calendar month in which the interest payment date occurs, except that interest due on the note’s stated maturity date or date of earlier redemption or repayment will be payable to the person to whom the principal is payable against presentation and surrender of the note.

The term “business day”, for any note, means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Unless the applicable pricing supplement specifies otherwise, interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

If the stated maturity date, date of earlier redemption or repayment or interest payment date for any note is not a business day, principal, premium, if any, and interest for that note will be paid on the next business day, and no interest will accrue on the amount payable from, and after, the stated maturity date, date of earlier redemption or repayment or interest payment date, as the case may be.

Limitation on Liens

The indenture contains the covenant described under “Description of Securities—Provisions of the Indenture—Limitation on Liens” in the accompanying prospectus.

Redemption and Repayment

Unless we otherwise provide in the applicable pricing supplement, a note will not be redeemable or repayable prior to its stated maturity date.

If the applicable pricing supplement states that the notes offered thereby will be redeemable at our option prior to their stated maturity date, then on such date or dates specified in the pricing supplement, we may redeem those notes at our option either in whole or from time to time in part, upon not less than 30 calendar days’ written notice to the holder of those notes.

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If the applicable pricing supplement states that your note will be repayable at your option prior to its stated maturity date without reference to a Survivor’s Option, we will require receipt of notice of the request for repayment at least 30 but not more than 60 days prior to the date or dates, or period or periods, specified in the pricing supplement. We also must receive the completed form entitled “Option to Elect Repayment.” Exercise of the repayment option by the holder of a note is irrevocable.

Since the notes will be represented by a global note, DTC or its nominee will be treated as the holder of the notes; therefore, other than the trustee under the indenture, DTC or its nominee will be the only entity that receives notices of redemption of notes from us, in the case of our redemption of notes, and will be the only entity that can exercise the right to repayment of notes, in the case of optional repayment. See “Registration and Settlement.”

To ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a note, the beneficial owner of the interest in that note must instruct the broker or other direct or indirect participant through which it holds the beneficial interest to notify DTC or its nominee of its desire to exercise a right to repayment. Because different firms have different cut-off times for accepting instructions from their customers, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note to determine the cut-off time by which the instruction must be given for timely notice to be delivered to DTC or its nominee. Conveyance of notices and other communications by DTC or its nominee to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the notes will be governed by agreements among them and any applicable statutory or regulatory requirements.

We expect that any redemption or repayment of a note, if specified in the applicable pricing supplement, normally will be permitted on the dates specified therein following receipt of a valid notice. Unless otherwise specified in the applicable pricing supplement, the redemption or repayment price will equal 100% of the principal amount of the note to be redeemed or repaid plus unpaid interest accrued to, but excluding, the date of redemption or repayment.

We may at any time purchase notes at any price or prices in the open market or otherwise. We may also purchase notes otherwise tendered for repayment by a holder or tendered by a holder’s duly authorized representative through exercise of the Survivor’s Option described below. If we purchase any notes, we have the discretion to either hold, resell or surrender such notes to the trustee for cancellation.

Survivor’s Option

The “Survivor’s Option” is a provision in a note pursuant to which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was owned by that beneficial owner or the estate of that beneficial owner at least six months prior to the request. The applicable pricing supplement will state whether the Survivor’s Option applies to those notes.

If a note is entitled to a Survivor’s Option, upon the valid exercise of the Survivor’s Option and the proper tender of that note for repayment, we will repay that note or the portion to be repaid, as applicable, at a price equal to 100% of the principal amount of the deceased beneficial owner’s interest in that note to be repaid plus unpaid interest accrued to, but excluding, the date of repayment, subject to the limitations described below.

To be valid, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the applicable jurisdiction.

The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased owner’s spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased owner’s spouse will be deemed the death of a beneficial owner only with respect to such deceased owner’s interest in the note.

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The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of the beneficial owner of that note for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the holder of that note, if entitlement to those interests can be established to the satisfaction of us and the trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.

We will have the discretionary right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2.0% of the aggregate principal amount of all notes outstanding as of the end of the most recent calendar year or such greater amount as we in our sole discretion determine for any calendar year. We also will have the discretionary right to limit to $250,000, or such greater amount as we in our sole discretion may determine, in any calendar year the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from the authorized representative of any individual deceased beneficial owner of notes in such calendar year. In addition, we will not permit the exercise of the Survivor’s Option except in principal amounts of at least $1,000 and in multiples of $1,000.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. Each election to exercise the Survivor’s Option will be accepted in the order that elections are received by the trustee, except for any note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the Survivor’s Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered through a valid exercise of the Survivor’s Option is December 1, 2010, and interest on that note is paid monthly on the 15th calendar day of the month, we would normally repay that note on the interest payment date occurring on January 15, 2010, because the December 15, 2010 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the Survivor’s Option is not accepted due to the application of the limitations described in the preceding paragraph, the trustee will deliver a notice by first-class mail to the registered holder, at that holder’s last known address as indicated in the note register, that states the reason that note has not been accepted for repayment.

With respect to notes represented by a global note, DTC or its nominee is treated as the holder of the notes and will be the only entity that can exercise the Survivor’s Option for such notes. To obtain repayment pursuant to exercise of the Survivor’s Option for a note, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

•	a written instruction to such broker or other entity to notify DTC of the authorized representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•

appropriate evidence satisfactory to us and the trustee (i) that the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (ii) that the death of the beneficial owner has occurred, (iii) of the date of death of the beneficial owner, and (iv) that the representative has authority to act on behalf of the beneficial owner;

•

if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to us and the trustee from the nominee attesting to the deceased’s beneficial ownership interest in such note;

•

a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States;

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•	if applicable, a properly executed assignment or endorsement;

•

tax waivers and any other instruments or documents that we or the trustee reasonably requires in order to establish the validity of the beneficial ownership of the note and the claimant’s entitlement to payment; and

•

any additional information we or the trustee reasonably requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document the beneficial ownership interest in the note or authority to make the election and to cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items to the trustee, together with evidence satisfactory to us and the trustee from the broker or other entity stating that it represents the deceased beneficial owner.

We retain the right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option will be accepted in any one calendar year as described above. All questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by us, in our sole discretion, which determination will be final and binding on all parties.

The broker or other entity will be responsible for disbursing payments received from the trustee to the authorized representative. See “Registration and Settlement.”

Forms for the exercise of the Survivor’s Option may be obtained from The Bank of New York Mellon by calling (800) 254-2826.

If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders or beneficial owners thereof.

Reopening of Issue

We may, from time to time, without the consent of or notice to existing noteholders, reopen a tranche of notes and issue additional notes with the same rank and terms (including maturity and interest payment terms) as notes issued on an earlier date, except for the date of original issuance, issue price and the first payment of interest. After such additional notes are issued, they will be fungible with, and will form one tranche with, the previously issued notes to the extent specified in the applicable pricing supplement.

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REGISTRATION AND SETTLEMENT

The Depository Trust Company

All of the notes we offer will be issued in book-entry only form. This means that we will not issue certificates for notes, except in the limited cases described in the accompanying prospectus under “Description of Securities—Global Securities.” Instead, we will issue global notes in registered form for each individual tranche of notes. Each global note will be held through DTC and will be registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. will be the holder of record of the notes. Each note represented by a global note evidences a beneficial interest in that global note.

Beneficial interests in a global note will be shown on, and transfers will be effected through, records maintained by DTC or its participants. In order to own a beneficial interest in a note, you must be an institution that has an account with DTC or have a direct or indirect account with such an institution. Transfers of ownership interests in the notes will be accomplished by making entries in DTC participants’ books acting on behalf of beneficial owners.

So long as DTC or its nominee is the registered holder of a global note, DTC or its nominee, as the case may be, will be the sole holder and owner of the notes represented thereby for all purposes, including payment of principal and interest, under the indenture. Except as otherwise provided below, you will not be entitled to receive physical delivery of certificated notes and will not be considered the holder of the notes for any purpose under the indenture. Accordingly, you must rely on the procedures of DTC and the procedures of the DTC participant through which you own your note in order to exercise any rights of a holder of a note under the indenture. The laws of some jurisdictions require that certain purchasers of notes take physical delivery of such notes in certificated form. Those limits and laws may impair the ability to transfer beneficial interests in the notes.

For more information relating to DTC, please refer to “Description of Securities—Global Securities” in the accompanying prospectus.

Registration, Transfer and Payment of Certificated Notes

We do not intend to issue certificated notes. If we ever issue notes in certificated form, those notes may be presented for registration, transfer and payment at the office of the registrar designated and maintained by us. We have originally designated The Bank of New York Mellon to act in those capacities for the notes. The registrar will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time, we may change registrars or approve a change in the location through which any registrar acts. We also may designate additional registrars for any notes at any time.

We will not be required to: (i) issue, register the transfer of or exchange any note called for redemption during a period beginning at the opening of business 15 days before any selection of notes to be redeemed and ending at the close of business the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any note, or portion thereof, called for redemption, except the unredeemed portion of any registered note being redeemed in part; or (iii) issue, register the transfer of or exchange any note, or portion thereof, which has been surrendered for repayment by the holder, except the unrepaid portion of any note being repaid in part.

We will pay principal of, premium, if any, and interest on any certificated notes at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a note by check on any interest payment date other than at stated maturity or upon earlier redemption or repayment to the person in whose name the note is registered at the close of business on the regular record date for that payment. We will pay principal, premium, if any, and interest at stated maturity or upon earlier redemption or repayment in same-day funds against presentation and surrender of the applicable notes.

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CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans, individual retirement accounts and other arrangements that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. We may be a party in interest or a disqualified person with respect to certain ERISA Plans. The acquisition and/or holding of notes by an ERISA Plan with respect to which we, the Purchasing Agent, or a member of the selling group is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

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The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

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PLAN OF DISTRIBUTION

PFC and Incapital LLC (the “Purchasing Agent”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Advisors, LLC, RBC Capital Markets, LLC and U.S. Bancorp Investments, Inc. have entered into a selling agent agreement with respect to the notes. Under the terms of the selling agent agreement, the notes will be offered from time to time by us to the Purchasing Agent for subsequent resale to the agents and other dealers who are broker-dealers and securities firms. The notes will be offered for sale in the United States only. Dealers who are members of the selling group have executed a master selected dealer agreement with the Purchasing Agent. We also may appoint additional agents to sell the notes. Any sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. The names of any additional agents will be set forth in the applicable pricing supplement.

The Purchasing Agent will purchase the notes at a discount ranging from 0.30% to 3.15% of the aggregate principal amount for each note sold. However, we also may sell the notes to the Purchasing Agent at a discount greater than or less than the range specified above. The discount at which we sell the notes to the Purchasing Agent will be set forth in the applicable pricing supplement. The Purchasing Agent also may sell notes to dealers at a concession not in excess of the discount it received from us. In certain cases, the Purchasing Agent and the other agents and dealers may agree that the Purchasing Agent will retain the entire discount. We will disclose any particular arrangements in the applicable pricing supplement.

Subject to certain conditions, the agents have agreed to use their reasonable best efforts to solicit purchases of the notes. Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the Purchasing Agent. Unless otherwise set forth in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes, the public offering price (in the case of notes to be resold at a fixed public offering price), discount and concession may be changed.

We have the sole right to accept offers to purchase notes and may reject any proposed offer to purchase notes in whole or in part. Each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase notes in whole or in part. We reserve the right to withdraw, cancel or modify any offer without notice. We also may change the terms, including the interest rate we will pay on the notes, at any time prior to our acceptance of an offer to purchase.

Each agent, including the Purchasing Agent, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the agents and their respective partners, directors, officers and control persons against certain liabilities, including liabilities under the Securities Act, or to contribute to any payments they may be required to make in respect of such liabilities. We also have agreed to reimburse the agents for certain expenses, including the reasonable fees and disbursements of their counsel.

No note will have an established trading market when issued. We do not intend to apply for the listing of the notes on any securities exchange. However, we have been advised by the agents that they may purchase and sell notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to make a market in the notes, and they may discontinue making a market in the notes at any time without notice. Neither we nor the agents can provide any assurance regarding the development, maintenance or liquidity of any trading market for any notes. All secondary trading in the notes will settle in same-day funds. See “Registration and Settlement.”

In connection with certain offerings of notes, the rules of the SEC permit the Purchasing Agent to engage in transactions that may stabilize the price of the notes. The Purchasing Agent will conduct these activities for the agents. These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales. A short sale is the sale by the Purchasing Agent of a greater principal amount of notes than the principal amount the Purchasing Agent has agreed to purchase in connection with a specific offering of notes. Stabilizing transactions consist of certain bids or purchases made by the Purchasing Agent to prevent or retard a decline in the price of the notes while an offering of notes is in process. In general, these purchases or bids for the

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notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the notes to be higher than it might otherwise be in the absence of those purchases or bids. Neither we nor the Purchasing Agent makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any notes. In addition, neither we nor the Purchasing Agent makes any representation that these transactions will be commenced or, if commenced, will not be discontinued without notice. The Purchasing Agent is not required to engage in these activities and may discontinue any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise.

The Purchasing Agent and the other agents or dealers to or through which we may sell notes or their respective affiliates may be customers of, engage in transactions with and perform services for PFC and its affiliates in the ordinary course of business. From time to time, the agents and their respective affiliates may engage in commercial and investment banking transactions with PFC and its affiliates. Affiliates of each of the agents are lenders under our credit facility agreements.

In the event that more than 5% of the net proceeds of the sale of notes is used to repay debt of ours that is held by any individual agent that is a member of FINRA, or affiliates of that agent, such sale will be made in accordance with the provisions of FINRA Rule 5121 because such agent is deemed to have a “conflict of interest” as defined by such rule. Under such rule, such agent will not be permitted to sell any notes to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

We estimate that the total expenses of the offering, excluding discounts and commissions and SEC registration fees, will be approximately $0.6 million.

OTHER GENERAL INFORMATION

The notes, the indenture and the selling agent agreement are governed by, and are to be construed in accordance with, the laws of the state of New York.

This prospectus supplement, the accompanying prospectus and the applicable pricing supplement may be used only for the purposes for which they were published. This prospectus supplement, the accompanying prospectus and the applicable pricing supplement together represent an offer to sell the notes but only under circumstances and in jurisdictions where it is lawful to do so.

We will identify in the applicable pricing supplement whether the notes have been accepted for clearance through DTC. The CUSIP or the identification number for any other relevant clearing system for each tranche of notes will be set out in the applicable pricing supplement.

LEGAL MATTERS

The validity of the notes will be passed upon for PFC by Bruce N. Holliday, Assistant General Counsel of PACCAR Inc and counsel for PFC. Certain other legal matters have been passed upon for PFC by Perkins Coie LLP, and for the agents by Sidley Austin LLP, New York, New York.

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PACCAR Financial InterNotes®, Series B

PROSPECTUS SUPPLEMENT

November 7, 2012

PROSPECTUS

PACCAR Financial Corp.

Senior Debt Securities

By this prospectus, we may offer our senior debt securities from time to time.

When we offer these securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities.

You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

Investing in the securities involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more supplements to this prospectus that will contain specific information about the terms of that offering and the securities offered by us in that offering. Any such supplement may also add, update or change information in this prospectus. You should read each of this prospectus and any such supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information We File with the SEC.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

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PACCAR FINANCIAL CORP.

Our principal business is to provide financing for dealers and purchasers of Kenworth and Peterbilt commercial vehicles, which are manufactured by PACCAR Inc, our parent corporation (“PACCAR”). Our business activities include:

•	purchasing installment sales contracts of new Kenworth and Peterbilt trucks and all brands of used trucks;

•	leasing new Kenworth and Peterbilt trucks;

•	making loans to dealers to finance their inventory of new and used trucks;

•	franchising dealerships to engage in full-service and finance leasing through the PacLease system;

•	engaging directly in full-service leasing with our customers in selected markets through PFC-owned stores and on a limited basis through PACCAR dealerships;

•	making loans to dealers for working capital purposes and for facilities improvements; and

•	financing the purchase or lease of new or used trailers in connection with the lease or sale of a Kenworth or Peterbilt truck.

Our principal executive offices are located at 777 106th Avenue N.E., Bellevue, Washington 98004; our telephone number is (425) 468-7100.

If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” in this prospectus.

In this prospectus, “PFC,” “we,” “us” and “our” refer specifically to PACCAR Financial Corp., the issuer of the securities offered under this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. In addition to the risk factors set forth below, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (the “SEC”). It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Sales of PACCAR Products

Our business is substantially dependent upon the sale of PACCAR products and our ability to offer competitive financing in the United States. Changes in the volume of sales of PACCAR products due to a variety of reasons could impact the level of our business.

Demand for commercial vehicles depends to some extent on economic and other conditions in a given market and the introduction of new vehicles and technologies. The demand for commercial vehicles may increase or decrease more than overall gross domestic product in the United States. Demand may also be affected by factors impacting new truck prices such as costs of raw materials and components and cost of compliance with governmental regulations (including tariffs, engine emissions regulations, import regulations and taxes).

Credit Risk

Credit risk, including counterparty credit risk in derivative transactions, is the risk of loss arising from the failure of a customer, dealer or counterparty to meet the terms of any contract with us or otherwise fail to perform as agreed. We may be exposed to a greater credit risk in periods of adverse economic conditions, such as high interest rates and diesel prices, combined with a decline in freight demand, since it becomes more difficult for customers and dealers to perform as agreed and could also cause a decrease in the value of our collateral. Although our financial assets are secured by underlying equipment collateral, in the event a customer cannot meet its obligations to us, there is a risk that the value of the underlying collateral will not be sufficient to recover the amounts owed to us resulting in credit losses.

Residual Value Risk

Residual value risk is the risk that the estimated residual value of leased assets at lease origination, for our operating leases and certain direct financing leases, will not be recoverable. When the market value of these leased assets at contract maturity or at early termination is less than its contractual residual value, we will be exposed to a greater risk of loss on the sales of the returned equipment.

Market Risk

Market risk is the risk that changes in market interest rates, liquidity or prices will negatively impact our operating results and access to capital. Policies governing market risk exposure are established and periodically reviewed by our senior management.

The Financial Services Industry Is Highly Competitive

We compete with banks, other commercial finance companies and financial services firms which may have lower costs of borrowing, higher leverage or market share goals that result in a willingness to offer lower interest rates, which may lead to decreased margins, lower market share or both.

USE OF PROCEEDS

We intend to use the proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include the repayment of existing indebtedness, including indebtedness to PACCAR and its subsidiaries, and may include loans to or investments in PACCAR and PACCAR’s other finance and leasing subsidiaries.

RELATIONSHIP WITH PACCAR

General

PFC was formed to finance sales of PACCAR products to and by PACCAR’s dealers. Sales of PACCAR products continue to provide PFC’s principal source of financing business. We receive administrative support services from PACCAR, for which a fee is charged. We have borrowed funds from and loaned funds to PACCAR and PACCAR’s other finance and leasing subsidiaries, and we may do so in the future. Since PACCAR owns all of PFC’s common stock, PACCAR can control the management and policies of PFC.

Support Agreement

We have a support agreement with PACCAR that obligates PACCAR:

•	to provide financial assistance to us when required; and

•	to own, directly or indirectly, all of our outstanding voting stock.

PACCAR is required to provide financial assistance to us if our ratio of net earnings available for fixed charges to fixed charges, as defined in the support agreement, is less than 1.25 to 1 for any fiscal year. PACCAR must provide financial assistance as necessary to meet the ratio requirement if this ratio is not satisfied. We met the required ratios for the years ended December 31, 2007, 2008, 2009, 2010 and 2011 without assistance from PACCAR.

PFC and PACCAR may amend or cancel the support agreement upon 30 days notice. The amendment or termination will be effective only if:

•

two nationally recognized statistical rating organizations which have issued ratings with respect to PFC’s debt confirm in writing that their ratings for PFC’s debt would remain the same after the amendment or cancellation, or

•

the notice provides that the support agreement will continue in effect with respect to any of PFC’s then outstanding debt which is rated by a nationally recognized statistical rating organization until that debt has been paid or defeased in accordance with its terms, or

•

the holders of at least two-thirds of the principal amount of all outstanding debt of PFC with an original maturity in excess of 270 days which is rated by a nationally recognized statistical rating organization consent in writing to the amendment or cancellation. In this situation, the holders of any debt with an original maturity of 270 days or less shall continue to have the benefit of the support agreement until the maturity of their debt.

PACCAR’s obligations to PFC do not constitute a guarantee of any indebtedness or liability of PFC and do not create any rights against PACCAR by any third person. There are no direct or indirect guarantees by PACCAR for the payment of the securities to be issued under this prospectus or of any other indebtedness of PFC.

DESCRIPTION OF SECURITIES

The senior debt securities will be issued under an Indenture dated as of November 20, 2009 between PFC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). Securities issued under the Indenture are unsecured senior indebtedness of PFC and are not limited to any aggregate amount. A copy of the Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The summary of the material provisions of the Indenture in the “Provisions of the Indenture” section below is not complete, and is subject to and qualified in its entirety by reference to the provisions of the Indenture, including the definitions of terms.

Terms of the Securities

PFC may issue the securities from time to time and in one or more series, without limitation as to aggregate principal amount. PFC may issue the securities upon the terms fixed or established in a supplemental indenture or in, or pursuant to, a resolution of the Board of Directors of PFC and set forth in a certificate of an officer of PFC who has been authorized by the Board of Directors to take that kind of action. (See Section 301 of the Indenture). Any resolution or officer’s certificate approving the issuance of any issue of securities will establish the terms of that issue, including:

•	the title of the securities;

•	any limit on the aggregate principal amount of the securities;

•	the date or dates on which the securities will mature;

•

the rate or rates per annum at which the securities will bear interest, if any, or the manner in which the interest rate or rates are determined, and the date or dates from which interest, if any, will accrue;

•	the dates on which interest, if any, on the securities will be payable and the related record dates;

•	any obligation of PFC to redeem or purchase the securities pursuant to any sinking fund or analogous provisions or at the option of the holder of the securities;

•	whether the securities are to be issued in the form of one or more global securities and the identity of the depositary for global securities;

•	any redemption terms;

•	any additional covenants for the benefit of the holders of the securities;

•	the currency for payment of principal and interest if other than United States dollars;

•

whether the amount of payments of principal, premium and interest on the securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined; and

•

other terms, including, but not limited to, PFC’s ability to satisfy and discharge its obligations under the Indenture more than one year prior to the maturity or redemption of the securities. (See Sections 301 and 401 of the Indenture).

Please see the accompanying prospectus supplement you have received or will receive for the terms of the specific securities being offered.

Prospective purchasers of securities should be aware that special United States Federal income tax, accounting and other considerations may be applicable to the specific securities being offered. See “United States Federal Income Taxation” in this prospectus and any other considerations described in the applicable supplement to this prospectus.

Transfer of the securities will be registered at the corporate trust office of the trustee. No service charge will be made for any transfer or exchange of the securities, but PFC may require payment of a sum sufficient to cover any tax or other governmental charge payable.

Global Securities

PFC may issue series of securities in global form that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), the initial depositary, unless otherwise specified in the applicable prospectus supplement. If any securities are issued in global form, please see the accompanying prospectus supplement you have received or will receive for the terms of the specific debt securities being offered. Unless the prospectus supplement states different terms for the securities being offered, global securities will have the following terms:

•

A global security may not be transferred except as a whole by the depositary to a nominee or to a successor of the depositary, unless exchanged for securities in certificated form. (See Sections 303 and 305 of the Indenture).

•

Only persons that have accounts with the depositary or its nominee, which we refer to as a participant, or that may hold interests through a participant may own beneficial interests in a global security. These accounts will be designated by the applicable underwriters or agents or by PFC if the securities are offered and sold directly by PFC.

•

Upon the issuance of a global security, the depositary will credit the principal amounts of the securities to the participants’ accounts on its book-entry registration and transfer system. Ownership and transfer of the ownership of a beneficial interest in a global security will be shown on and effected only through records maintained by the depositary or by the records of participants (with respect to interests of persons held through participants). (See Section 308 of the Indenture).

•

So long as the depositary is the registered owner of a global security, the depositary will be considered the sole owner of the securities represented by the global security for all purposes under the Indenture. (See Sections 303 and 308 of the Indenture). Owners of beneficial interests in a global security will not be entitled to: have the securities represented by the global security registered in their names; receive physical delivery of the securities in certificated form; or be considered the owners of the global security under the Indenture.

•

Payments on global securities registered in the name of the depositary will be made to the depositary. The depositary will confirm to PFC that payments made with respect to a global security will immediately be credited to the participants’ accounts according to their interests as shown on the records of the depositary. The depositary shall be solely responsible for its records relating to beneficial ownership interests in the global security and for the allocation and distribution of payments made by PFC to the depositary. (See Section 308 of the Indenture).

•

Each participant is responsible to make payments to the owners of beneficial interests in the global security held through that participant. Participants have the same obligation with respect to securities registered in “street name” and held for the accounts of customers. The participants shall be solely responsible for their records relating to beneficial ownership interests in the global security and for the allocation and distribution of payments made by the depositary to the participants. (See Section 308 of the Indenture).

•

If the depositary for any global security resigns or is unable to continue as depositary and a successor depositary is not appointed by PFC within ninety days, PFC will issue securities in certificated form in exchange for the global security. (See Section 305 of the Indenture).

•

PFC may at any time and in its sole discretion determine not to have the securities represented by a global security. In that event, PFC will issue securities of the same series in certificated form in exchange for the global security. (See Section 305 of the Indenture).

The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. This type of law may impair the ability to transfer beneficial interests in a global security.

DTC Procedures

Unless otherwise specified in an applicable prospectus supplement, DTC will act as securities depository for securities issued in book-entry form. The following is based on information furnished by DTC:

Securities in book-entry form (“Global Securities”) will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered Global Security will be issued for each issue of securities in book-entry form, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one Global Security will be issued with respect to each $500,000,000 of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of the issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of its direct participants and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchasers of securities in book-entry form under DTC’s system must be made by or through direct participants, which will receive a credit for those securities in book-entry form on DTC’s records. The ownership interest of each actual purchaser of each security in book-entry form represented by a Global Security (“beneficial owner”) is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners of securities in book-entry form will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Security representing securities in book-entry form are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a Global Security representing securities in book-entry form will not receive securities in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for such securities in book-entry form is discontinued.

To facilitate subsequent transfers, all Global Securities representing securities in book-entry form which are deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Global Securities representing the securities in book-entry form; DTC’s records reflect only the identity of the direct participants to whose accounts such securities in book-entry form are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the securities. For example, beneficial owners may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them. Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Global Securities representing the securities in book-entry form unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to PFC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities in book-entry form are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

PFC will make principal, premium, if any, and/or interest, if any, payments on the Global Securities representing the securities in book-entry form in immediately available funds to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the applicable participant and not of DTC, PFC or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of PFC or the trustee, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the securities in book-entry form of like tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner will give notice of any option to elect to have its securities in book-entry form repaid by PFC, through its participant, to the trustee, and shall effect delivery of the applicable securities in book-entry form by causing the direct participant to transfer the participant’s interest in the Global Security in book-entry form, on DTC’s records, to the paying agent. The requirement for physical delivery of securities in book-entry form in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing the securities in book-entry form are transferred by direct participants on DTC’s records and followed by a book-entry credit of the Global Security or Securities to the paying agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the securities in book-entry form at any time by giving reasonable notice to PFC or the trustee. Under such circumstances, in the event that a successor depository is not obtained, securities in certificated form are required to be printed and delivered.

PFC may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, securities in certificated form will be printed and delivered to DTC.

The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the Global Security for all purposes under the Indenture. Except as provided below, beneficial owners of a Global Security will not be entitled to have the securities represented by a Global Security registered in their names, will not receive or be entitled to receive physical delivery of the securities in certificated form and will not be considered the owners or holders thereof under the Indenture, including for purposes of receiving any reports delivered by PFC or the trustee under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Indenture. PFC understands that under existing industry practices, in the event that PFC requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Exchange for Securities in Certificated Form

If:

(a)	DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by PFC within 90 days, or

(b)	PFC determines that the Global Securities shall be exchangeable for securities in certificated form, or

(c)	An event of default under the Indenture has occurred and is continuing with respect to the securities,

the Global Security or Global Securities will be exchangeable for securities in certificated form of like tenor and terms and of different authorized denominations aggregating an equal aggregate principal amount. The certificated securities will be registered in the name or names as DTC provides to the paying agent. It is expected that instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in Global Securities.

The information in this section concerning DTC and DTC’s system has been obtained from sources that PFC believes to be reliable, but PFC takes no responsibility for the accuracy of the information.

Provisions of the Indenture

Unless the prospectus supplement states different terms for the securities being offered, the securities will be covered by the following provisions of the Indenture:

•

principal and interest on the securities will be payable at the corporate trust office of the trustee, except that payment of interest may be made at the option of PFC by check mailed to the registered address of the person entitled to the interest. (See Sections 301 and 1002 of the Indenture).

•	the securities will be issued only in fully registered form without coupons. (See Section 302 of the Indenture).

•	the securities will be denominated in United States dollars and will be issued in denominations of $1,000 or any integral multiple of $1,000. (See Sections 301 and 302 of the Indenture).

•	the transfer of the securities will be registerable at the corporate trust office of the trustee. (See Section 305 of the Indenture).

•

the securities may be issuable in whole or in part in the form of one or more global securities, as described in the “Global Securities” section above. (See Sections 203, 301 and 305 of the Indenture).

•

securities of a single series may be issued at various times, with different maturity dates and interest rates and may otherwise vary, all as provided in the Indenture. (See Section 301 of the Indenture).

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securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issue is significantly below market rates) to be sold at a substantial discount below their principal amount. (See Section 301 of the Indenture). If any securities are issued as original issue discount securities, the terms will be described in the prospectus supplement relating to the securities.

Limitation on Liens. PFC will not permit any lien or security interest on its property or on the property of its majority owned subsidiaries, except any lien or security interest existing on the date of first issuance of any securities of a series or as permitted by the Indenture. (See Section 1005 of the Indenture). The Indenture allows PFC to incur secured debt after the first date of issuance of securities of a series, if the securities of that series are secured equally and ratably with all other secured debt. The Indenture also permits PFC to incur secured debt, without providing security for the securities issued under the Indenture, in the following situations:

•	The aggregate amount of all secured debt (excluding secured debt permitted under any of the other exceptions listed immediately below) would not exceed 15% of PFC’s Consolidated Assets.

•	Liens or security interests on the stock or property of any corporation that existed at the time that corporation became a majority owned subsidiary of PFC.

•	Liens or security interests for debt between PFC and its majority owned subsidiaries or between PFC’s majority owned subsidiaries.

•	Liens or security interests in favor of any governmental body to secure progress, advance or other payments pursuant to any contract, statute or rule of court.

•	Liens or encumbrances on property repossessed by PFC or its subsidiaries in the ordinary course of their business.

•	Bankers’ liens or other rights of offset.

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Liens or security interests on property, and related rentals that existed at the time of acquisition of the property, or to secure debt for the purchase price of the property or the construction on the property, or were created prior to or within 180 days after the acquisition of the property or the completion of construction, for the purpose of financing all or part of the purchase price of or construction on the property.

•

Any extension, renewal or replacement of any lien or security interest described above that is limited to the same property (plus improvements on such property) that secured the prior lien or security interest.

“Consolidated Assets” means the aggregate amount of assets (less applicable reserves for depreciation, amortization, unearned finance charges, allowance for credit losses and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of PFC and its consolidated majority owned subsidiaries and computed in accordance with generally accepted accounting principles.

Event Risks. The Indenture does not prohibit a change of control of PFC or a recapitalization or highly leveraged transaction, unless the transaction or change of control includes a merger, consolidation or transfer of all or substantially all of the assets of PFC. See “—Mergers and Sales of Assets by PFC.” There are no provisions for a right to acquire any increased interests or any other rights that would afford holders of the securities additional protection in the event of a change of control of PFC or a recapitalization or highly leveraged transaction. The support agreement requires PACCAR to own, directly or indirectly, all outstanding voting stock of PFC and to provide financial assistance to PFC under certain circumstances. See “Relationship with PACCAR—Support Agreement.”

Mergers and Sales of Assets by PFC. PFC may consolidate or merge with any other corporation, and it may transfer all or substantially all of its assets to another corporation, if the following conditions are satisfied (See Article 8 of the Indenture):

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The surviving corporation, if other than PFC, shall be organized and existing under the laws of the United States, any State or the District of Columbia, and shall expressly assume payment of the principal of and premium, if any, and interest on the securities issued under the Indenture and the performance and observance of the Indenture;

•	PFC or the successor corporation shall not immediately after the transaction be in default under the Indenture; and

•	PFC and its property shall not become subject to a lien or security interest prohibited by the Indenture.

Except as permitted above, PFC has agreed to preserve its corporate existence. (See Section 1004 of the Indenture).

Satisfaction and Discharge. PFC may discharge its obligations under the securities of a specific series (See Article Four of the Indenture) when it satisfies the following requirements with respect to the securities of that series:

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PFC irrevocably deposits with the trustee in trust, sufficient funds to pay the principal of and premium, if any, and interest to maturity or redemption on the securities, or if the securities are payable in United States dollars, the amount of direct obligations of or fully guaranteed by the United States as will be sufficient to pay when due the principal of and premium, if any, and interest to maturity or redemption on the securities;

•	PFC pays all other sums payable on the securities, and

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if the deposit identified above occurs more than one year prior to the maturity or redemption of the securities, notice has been given to the holders of the securities, and the trustee has received an opinion of recognized tax counsel to the effect that the deposit and discharge will not result in recognition by the holders of the securities of income, gain or loss for United States Federal income tax purposes other than income, gain or loss which would have been recognized in like amount and at a like time absent the deposit, satisfaction and discharge.

Upon discharge, the holders of the securities of the specific series will no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of the securities. The holders shall be paid only from the deposited funds or obligations.

Events of Default. The following are Events of Default under the Indenture (see Section 501 of the Indenture) with respect to the securities of any series:

•	a default in the payment of principal of or any premium on any security of that series when due;

•	a default in the payment of any interest on any security of that series when due and continuance of such default for 30 days;

•	a default in the deposit of any sinking fund payment when due in respect of any security of that series;

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a default in the performance of any other covenant of PFC in the Indenture other than a covenant included in the Indenture solely for the benefit of a series of securities other than that series, and continuance of that default for 90 days after written notice;

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a default under any mortgage, indenture or instrument evidencing indebtedness of PFC, including the Indenture, which has resulted in the acceleration of indebtedness in excess of $50,000,000 in aggregate principal amount except that this amount shall not apply in respect to a default on securities of another series covered by the Indenture and the acceleration shall not have been rescinded or the indebtedness discharged within a period of 30 days after written notice as provided in the Indenture;

•	an event of bankruptcy, insolvency or reorganization as defined in the Indenture (a “bankruptcy event”); and

•	any other event of default provided for that series of securities.

If an Event of Default with respect to the securities of any series occurs and is continuing other than as a result of a bankruptcy event, the principal amount of all the securities of that series may be declared to be due and payable immediately by written notice as provided in the Indenture. If the securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series may be declared due and payable. This declaration may be made by either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series. The holders of a majority in principal amount of the outstanding securities of that series may, under the circumstances described in the Indenture, rescind and annul the acceleration. If an Event of Default with respect to the securities of any series occurs and is continuing as a result of the occurrence of a bankruptcy event, the principal amount (or, in the case of original issue discount securities, the portion thereof specified in the terms of that series) of all the securities of that series shall automatically become due and payable. (See Section 502 of the Indenture).

The trustee has the duty to act with the required standard of care during an Event of Default. The trustee is not obligated to exercise any of its rights or powers under the Indenture or to institute, conduct or defend any litigation under, or in relation to, the Indenture at the request or direction of any of the holders, unless the holders have offered to the trustee indemnity satisfactory to it. (See Section 603 of the Indenture). Subject to the provisions for the indemnification of the trustee and other conditions specified in the Indenture (see Section 512 of the Indenture), the holders of a majority in principal amount of the outstanding securities of any series will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee, or

•	exercising any trust or power conferred on the trustee, with respect to the securities of that series.

The right of a holder of any security to institute a proceeding with respect to the Indenture is subject to certain conditions specified in the Indenture. (See Section 507 of the Indenture). Each holder has an absolute right to receive payment of principal, premium and interest, if any, when due and to institute suit for the enforcement of any such payment. (See Section 508 of the Indenture). The Indenture provides that the trustee is required to give the holders of the securities of any series written notice of any default within 90 days after the occurrence of the default, unless previously cured or waived. In the case of default in the payment of principal, premium or interest, or in the payment of any sinking fund or redemption installment, the trustee may withhold the notice of default if it determines it is in the interest of such holders to do so. (See Section 602 of the Indenture).

PFC is required to furnish to the trustee annually a statement as to the performance by PFC of its obligations under the Indenture and as to any default in its performance. (See Section 1006 of the Indenture).

Modification and Waiver. PFC and the trustee may amend the Indenture with the consent of the holders of not less than a majority in principal amount of the outstanding securities of each series affected by the amendment. (See Section 902 of the Indenture). The Indenture may not be amended without the consent of the holder of each outstanding security adversely affected if the amendment:

•	changes the stated maturity date of the principal or interest on any security;

•	reduces the principal, premium or rate of interest on any security;

•	changes the method for determination of the rate of interest on any security so as to adversely affect the interests of the holder;

•	changes the premium payable upon the redemption of any security;

•	reduces the amount of principal of an original issue discount security payable upon acceleration of the maturity of the original issue discount security;

•	changes the place or currency of payment of principal, premium or interest on any security;

•	impairs the right to institute suit for the enforcement of any payment on any security; or

•	reduces the percentage of holders whose consent is required for amendment of the Indenture, waiver of compliance with the Indenture or waiver of defaults under the Indenture.

The Indenture also contains provisions permitting PFC and the trustee, without notice to or the consent of the holders of any securities issued thereunder, to modify or amend the Indenture. (See Section 901 of the Indenture). Such amendment may be effected, for among other reasons, in order to:

•	evidence the succession of another corporation to PFC and the assumption by any such successor of the covenants of PFC contained in the Indenture and the securities;

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add to PFC’s covenants for the benefit of the holders of all or any series of securities issued under the Indenture or to surrender any right or power conferred upon PFC with respect to all or any series of securities issued under the Indenture;

•	add any additional Events of Default with respect to all or any series of securities issued under the Indenture;

•	secure the securities;

•	establish the form or terms of securities of any series;

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evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the securities of one or more series and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee; or

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cure any ambiguity or correct or supplement any provision which may be inconsistent with other provisions or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the holders of any series of securities issued thereunder.

The holders of a majority in principal amount of the outstanding securities of each series may, on behalf of all holders of securities of that series:

•	waive compliance by PFC with some restrictive provisions of the Indenture (see Section 1007 of the Indenture), and

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waive any past default under the Indenture with respect to securities of that series (see Section 513 of the Indenture), except for a default in the payment of principal, premium or interest, or in respect of a covenant or condition which cannot be waived without the consent of each holder of securities of that series.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. serves as trustee under the Indenture. Affiliates of the trustee may engage in transactions with and perform services for PFC and its affiliates in the ordinary course of business. From time to time, affiliates of the trustee may engage in commercial banking transactions with PFC and its affiliates. An affiliate of the trustee is a lender under our credit facility agreements.

Governing Law

The Indenture and the securities will be governed by, and construed in accordance with, the laws of the State of New York.

UNITED STATES FEDERAL INCOME TAXATION

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the securities and is the opinion of Perkins Coie LLP, our tax counsel, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. The opinion of our counsel is dependent on the accuracy of representations made by us to them. Any special U.S. federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of securities will be discussed in the applicable prospectus supplement or pricing supplement.

This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), treasury regulations promulgated thereunder (the “Treasury Regulations”), court decisions and administrative interpretations, all as in effect on the date of this prospectus, and which are subject to change, possibly with retroactive effect, or are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

This discussion is limited to persons who hold securities as capital assets for tax purposes. This discussion does not address all tax considerations that may be important to you in light of your particular circumstances nor does it purport to deal with persons subject to special tax rules, such as financial institutions, insurance companies, real estate investment trusts, regulated investment companies, entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, persons holding securities as a hedge against currency risks or as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for tax purposes, or persons whose functional currency is not the United States dollar. In addition, this discussion is limited to the original purchasers of securities who purchase securities at the issue price (as defined below), except where otherwise specifically noted.

If you are considering the purchase of securities, you should consult your own tax advisor concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of the securities arising under the laws of any other taxing jurisdiction.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of a security that is a U.S. citizen or U.S. resident alien, a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to U.S. federal income taxation regardless of its source, or a trust that either is subject to the supervision of a court within the United States and has one or more U.S. persons with authority to control all of its substantial decisions or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. Holder” means a beneficial owner of a security (other than a partnership) that is not a U.S. Holder.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of any security, the tax treatment of a partner in that partnership generally will depend upon the status of such partner and the activities of such partnership. If you are a partnership or a partner in a partnership holding securities, you should consult your own tax advisor as to the U.S. federal income tax consequences applicable to you.

U.S. Holders

Payments of Interest

Except as set forth below, payments of interest on a security, including “qualified stated interest” (as defined below), generally will be taxable to you as ordinary interest income at the time such payments are accrued or are received (in accordance with your regular method of tax accounting).

Discount Securities

Securities issued with original issue discount (“Discount Securities”) are subject to special tax accounting rules. If you own Discount Securities, you generally must include original issue discount (“OID”) in gross income before you receive the cash attributable to that income. However, you generally will not be required to include in gross income cash payments you receive on the Discount Securities to the extent those payments do not constitute “qualified stated interest.” The following summary provides more specific detail with respect to the special accounting rules applicable to Discount Securities.

A security generally will be treated as a Discount Security if its “stated redemption price at maturity” exceeds its issue price by an amount equal to or greater than a specified de minimis amount (generally  1/4 of 1% of the security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). The “issue price” of each security of an issue of securities equals the first price at which a substantial amount of the securities has been sold to the public. The “stated redemption price at maturity” of a security is the sum of all payments provided by the security other than “qualified stated interest” payments. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate over the entire term of the security.

Payments of qualified stated interest on a security are taxable to you as ordinary income at the time such payments are accrued or are received (in accordance with your regular method of tax accounting). If you own a Discount Security, you must include OID in income as ordinary income as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of your regular method of tax accounting. In general, the amount of OID included in income if you are the initial U.S. Holder of a Discount Security is the sum of the “daily portions” of OID with respect to the Discount Security for each day during the taxable year (or portion of the taxable year) on which you held the Discount Security. The “daily portion” of OID on any Discount Security is determined by allocating to each day in any “accrual period” a ratable portion of the OID allocable to that accrual period. An “accrual period” may be of any length and the accrual periods may vary in length over the term of the Discount Security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID allocable to each accrual period generally is equal to the excess, if any, of:

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the Discount Security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period); over

•	the amount of any qualified stated interest payments allocable to such accrual period.

OID allocable to a final accrual period is the excess, if any, of the amount payable at maturity (other than a payment of qualified stated interest) over the adjusted issue price at the beginning of the final accrual period. Special rules apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a Discount Security at the beginning of any accrual period is the sum of the issue price of the Discount Security plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the Discount Security that were not qualified stated interest payments. Under these rules, you generally must include in income increasingly greater amounts of OID in successive accrual periods.

In the case of a security issued with de minimis OID, you generally must include such de minimis OID in income as stated principal payments on the securities are made in proportion to the stated principal amount of the security. Any amount of de minimis OID that you have included in income will be treated as capital gain.

You generally may elect to include in income all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to debt instruments issued with OID, subject to certain limitations and exceptions.

Variable Securities

Certain securities that provide for a variable rate of interest (“Variable Securities”) are subject to special tax accounting rules. In general, a security will be a Variable Security if:

•	its issue price does not exceed the total non-contingent principal payments due under the security by more than a specified de minimis amount; and

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the security provides for stated interest, compounded or paid at least annually, at “current values” of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iii) a single fixed rate and a single objective rate that is a qualified inverse floating rate. A “current value” of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Security is denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Security’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum stated interest rate (i.e., a cap) or a minimum stated interest rate (i.e., a floor), among other things, may, under certain circumstances, fail to be treated as a qualified floating rate unless such restriction is fixed throughout the term of the security or is not reasonably expected, as of the issue date, to cause the yield on the security to be either significantly more or significantly less than the expected yield determined without such restriction.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to qualify as an objective rate merely because it is based on the credit quality of the issuer). A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If a Variable Security provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term, and if the stated interest on such Variable Security is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Variable Security will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof generally will not be treated as having been issued with OID unless the Variable Security is issued at a “true” discount (i.e., at a price below the Variable Security’s stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period on such a Variable Security is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to:

•	in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or

•	in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Security.

The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

In general, any other Variable Security will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Security by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Security. In the case of a Variable Security that provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate initially is converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Security as of the Variable Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Security is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and you will account for such OID and qualified stated interest as if you held the “equivalent” fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Security during the accrual period.

If a security provides for variable or other contingent payments, but does not qualify as a Variable Security as described above, then the security would likely be treated as a contingent payment debt obligation. In general, the timing and character of income, gain or loss reported on a contingent payment debt instrument may substantially differ from the timing and character of income, gain or loss reported on a conventional non-contingent payment debt instrument. Specifically, if you hold a contingent payment debt obligation, you generally will be required to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, any gain recognized by you on the sale, exchange, redemption or retirement of a contingent payment debt instrument generally will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). If we issue contingent payment debt obligations, the proper U.S. federal income tax treatment of such securities will be more fully described in the applicable prospectus supplement or pricing supplement.

Short-Term Securities

Securities that have a fixed maturity of one year or less (“Short-Term Securities”) will be treated as having been issued with OID. In general, if you are an individual or other cash method taxpayer, you will not be required to accrue such OID unless you elect to do so. If such an election is not made, any gain recognized by you on the sale, exchange, redemption, retirement or maturity of the Short-Term Security will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to you for interest on borrowings allocable to the Short-Term Security will be deferred until a corresponding amount of income is realized. Accrual method taxpayers, and certain other holders including banks and dealers in securities, are required to accrue OID on a Short-Term Security on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Market Discount

If you purchase a security, other than a Short-Term Security, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Security, for an amount that is less than its adjusted issue price as of the purchase date, you will be treated as having purchased the security at a “market discount,” unless such market discount is less than a specified de minimis amount.

Under the market discount rules, you will be required to treat any partial principal payment (or, in the case of a Discount Security, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, redemption, retirement or other disposition of, a security as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on the security at the time of such payment or disposition.

Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the security, unless you elect to accrue market discount on a constant yield basis. You may elect to include market discount in income currently as it accrues (on either a ratable or a constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the security and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary income. Such an election will apply to all debt instruments acquired by you on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

You may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a security with market discount until the maturity of the security or certain earlier dispositions.

Amortizable Bond Premium, Acquisition Premium

If you purchase a security for an amount that is greater than the sum of all amounts payable on the security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the security with “amortizable bond premium” equal in amount to such excess. You generally may elect to amortize such premium using a constant yield method over the remaining term of the security and may offset interest otherwise required to be included in respect of the security during any taxable year by the amortized amount of such excess for the taxable year. However, if the security may be optionally redeemed after you acquire it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium. Any election to amortize bond premium will apply to all taxable debt obligations owned by you at the beginning of your first taxable year to which the election applies and thereafter acquired by you and may be revoked only with the consent of the IRS. If you do not elect to amortize bond premium, the premium will decrease the amount of gain or increase the amount of loss otherwise recognized on the disposition of the security.

If you purchase a Discount Security for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the Discount Security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID which you must include in gross income with respect to such Discount Security for any taxable year (or portion thereof in which you hold the Discount Security) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

Disposition of a Security

Except as discussed below, upon the sale, exchange, redemption or retirement of a security, you generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (other than amounts representing accrued and unpaid interest) and your adjusted tax basis in the security. Your adjusted tax basis in a security generally will equal your initial investment in the security increased by any OID, market discount or any discount with respect to a Short-Term Security that you previously included in income, and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the security. Such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are subject to reduced capital gain rates. The deductibility of capital losses is subject to limitations.

Foreign Currency Securities

As used herein, “foreign currency” means a currency other than the U.S. dollar.

Payments of Interest. If you receive interest payments made in a foreign currency and you use the cash method of accounting you will be required to include in income the U.S. dollar value of the payment received (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be your tax basis in such foreign currency. No exchange gain or loss will be recognized with respect to the receipt of such payment.

If you use the accrual method of accounting, or are otherwise required to accrue interest prior to receipt, you may determine the amount of income recognized with respect to an interest payment in accordance with either of two methods. Under the first method, you will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a security during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. Under the second method, you may elect to translate such accrued interest income using the spot rate on (i) the last day of the accrual period or (ii) with respect to an accrual period that spans two taxable years, the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, you may translate such interest using the spot rate on the date of receipt. The above election will apply to other debt obligations held by you and may not be changed without the consent of the IRS. You should consult a tax advisor before making the above election. Upon receipt of an interest payment, you will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the payment received (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income that you previously included in income with respect to such payment.

Purchase, Sale and Retirement of Securities. If you purchase a security with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the security, determined on the date of purchase.

For purposes of determining the amount of any gain or loss recognized on the sale, exchange, redemption or retirement of a security, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (other than amounts representing accrued and unpaid interest) and your adjusted tax basis in the security. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in income) and will be long-term capital gain or loss if at the time of sale, exchange, redemption or retirement the security has been held by you for more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in “Payments of Interest” above.

If you receive foreign currency on such a sale, exchange, redemption or retirement, the amount realized will be based on the U.S. dollar value of the foreign currency based on the spot rate for such foreign currency on the date the payment is received or the security is disposed of. If you use the cash method of accounting, and the foreign currency security is traded on an established securities market, you will determine the U.S. dollar value of the amount realized by translating the foreign currency payment at the spot rate of exchange on the settlement date of the sale. An accrual method taxpayer may elect the same treatment. However, such an election must be applied consistently from year to year and cannot be revoked without the consent of the IRS.

Your adjusted tax basis in a foreign currency security will equal the cost of the foreign currency security to you, increased by the amounts of any market discount or OID previously included in income with respect to such security and reduced by any amortized acquisition or other premium and any payments other than qualified stated interest received by the holder. Your tax basis in a foreign currency security, and the amount of any subsequent adjustments to your tax basis will be the U.S. dollar value of the foreign currency amount paid for such security, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment.

Gain or loss realized upon the sale, exchange, redemption or retirement of a security that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of the security, determined on the date such payment is received or the security is disposed of, and the U.S. dollar value of the foreign currency principal amount of the security, determined on the date the you acquired the security. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by you on the sale, exchange, redemption or retirement of the security.

Original Issue Discount. In the case of a Discount Security or Short-Term Security denominated in or determined by reference to a foreign currency, OID is determined for any accrual period first in units of the foreign currency, and then translated into U.S. dollars as described in “Payments of Interest” above. You will recognize exchange gain or loss when OID is paid (including upon the sale of a security, the receipt of proceeds that include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID, as determined above. For these purposes, all receipts on a security will be viewed first, as the receipt of any qualified stated interest payments called for under the terms of the security; second, as the receipt of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and third, as the receipt of principal.

Premium and Market Discount. In the case of a security with market discount, market discount is first determined in units of the foreign currency, and then, upon the receipt of any partial principal payment or upon the sale, exchange, redemption, retirement or other disposition of the security (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the spot rate for such foreign currency on the date of such partial principal payment or such disposition date (and no part of such accrued market discount is treated as exchange gain or loss). If you have elected to accrue market discount currently, the amount includible in your income for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, redemption, retirement or other disposition of the security in the manner described in “Payments of Interest” above with respect to the computation of exchange gain or loss on accrued interest.

With respect to a security acquired with amortizable bond premium, if an election is made to amortize the premium, such premium is computed in the relevant foreign currency and reduces interest income in units of the foreign currency. Although not entirely clear, you should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the security. If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Exchange of Foreign Currencies. Your tax basis in any foreign currency received as interest is equal to the U.S. dollar value of such foreign currency, determined at the spot rate for such foreign currency at the time the foreign currency is received. Your tax basis in any foreign currency received on the sale, exchange, redemption or retirement of a security will be equal to the U.S. dollar value of such foreign currency, determined at the time of the sale, exchange, redemption or retirement. As discussed above, if the foreign currency securities are traded on an established securities market, and you use the cash method of accounting (or you use the accrual method of accounting and so elect), you will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, redemption or retirement.

Any gain or loss realized by you on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase securities) will be ordinary income or loss and generally will be U.S. source gain or loss.

Tax Return Disclosure Regulations.

Pursuant to Treasury regulations (the “Disclosure Regulations”) “reportable transactions” are required to be reported to the IRS. For purposes of the Disclosure Regulations, “reportable transactions” can include a sale, exchange, retirement or other disposition of a foreign currency security or foreign currency received in respect of a foreign currency security to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a certain threshold amount. Failure to disclose a “reportable transaction” with your U.S. federal income tax return will result in significant penalties: $10,000 in the case of an individual and $50,000 in any other case. If you are considering the purchase of foreign currency securities, you should consult your own tax advisors concerning the potential application of the Disclosure Regulations to the securities.

Other Securities

Any other special U.S. federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of securities will be discussed in any applicable supplement to this prospectus.

Medicare Tax

If you are an individual, estate or trust, you generally will be subject to a 3.8% tax on certain investment income, including interest income (including OID, if any) and gain from the disposition of the securities, for taxable years beginning after December 31, 2012. You should consult your tax advisor regarding the applicability of the Medicare tax to your income and gains from the securities.

Non-U.S. Holders

If you are a non-U.S. Holder holding securities on your own behalf, you will not be subject to U.S. federal income taxes on payments of principal, premium (if any) or interest (including OID, if any) on a security, provided that

•	any such payment is not effectively connected with your conduct of a trade or business within the United States;

•	such interest is not described in section 871(h)(4) of the Code (which excludes certain types of contingent interest from the definition of “portfolio interest”); or

•	you are not a direct or indirect 10% or greater shareholder of PFC, a controlled foreign corporation related to PFC or a bank receiving interest described in section 881(c)(3)(A) of the Code.

In addition, you must either (i) you provide your name and address on an IRS Form W-8BEN (or other applicable form) and certify, under penalties of perjury, that you are not a U.S. person, or (ii) you hold your securities through certain foreign intermediaries and satisfy certification requirements of the applicable Treasury Regulations. Special certification requirements apply to non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to a 30% U.S. federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that the interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the Untied States.

If your income with respect to your investment in a security is effectively connected with the conduct of a U.S. trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by you in the United States), you generally would be exempt from the withholding tax discussed above, provided you provide an IRS Form W-8ECI. However, your income with respect to your investment in the security generally would be taxed on a net income basis as if you were a U.S. person. In addition, if you are a foreign corporation engaged in a trade or business in the United States, you may be subject to a 30% branch profits tax.

Generally, if you are a non-U.S. Holder, you will not be subject to U.S. federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a security, unless (i) that gain is effectively connected with your conduct of a trade or business in the United States or (ii) you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

If you are an individual non-U.S. Holder, your estate generally will not be subject to U.S. federal estate tax if payments to you on the security would be exempt from tax, as described above, ignoring the certification requirement otherwise required for exemption.

Foreign Account Tax Compliance

A withholding tax of 30% is imposed on interest income (including OID) paid after December 31, 2013, and the gross proceeds from a disposition of securities paid after December 31, 2016, to (i) a foreign financial institution, unless such foreign financial institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners) or (ii) a non-financial foreign entity, unless such non-financial foreign entity provides certain certification or information relating to U.S. ownership of the entity. Under certain circumstances, such foreign persons may be eligible for refunds or credits of such taxes. In addition, this withholding tax will not apply to payments made on, or gross proceeds from a disposition of, any securities issued on or prior to December 31, 2012. Prospective investors should consult their tax advisors regarding the application of this withholding tax.

Backup Withholding

In general, if you are a non-corporate U.S. Holder, payments of principal, interest (including OID) and premium paid on securities and the proceeds of the disposition of a security paid to you will be subject to information reporting requirements. These payments also may be subject to backup withholding if you:

•	fail to provide an accurate taxpayer identification number or certification of exempt status;

•	have been notified by the IRS that you have failed to report all interest or corporate distributions required to be shown on your U.S. federal income tax return; or

•	in certain circumstances, fail to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding on payments made to them by certifying their status on an IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

Backup withholding is not an additional tax. Rather, you generally may obtain a credit for any amount withheld against your liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.

PLAN OF DISTRIBUTION

PFC may sell the securities:

•	to or through agents, or

•	to or through underwriters, or

•	directly to purchasers.

The prospectus supplement with respect to the securities describes the terms of the offering of the securities, including:

•	the names of the agents or underwriters,

•	the public offering price or purchase price for the securities,

•	the rate of interest or method of computing the rate of interest,

•	the maturity date,

•	other terms and conditions of the securities,

•	any discounts and commissions to be allowed or paid to the agents, underwriters, or any dealers and any other items constituting underwriting compensation, and

•	any exchanges on which the securities will be listed.

Only the agents or underwriters named in the applicable prospectus supplement or pricing supplement will be agents or underwriters in connection with the securities being offered.

If so indicated in the prospectus supplement, PFC will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from PFC pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and, unless PFC otherwise agrees, the aggregate principal amount of securities sold pursuant to the contracts shall not be more than, the amounts stated in the prospectus supplement. Institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions.

PFC has agreed to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the agents or the underwriters may be required to make.

FORWARD LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties that may affect actual results. Risks and uncertainties include, but are not limited to: national and local economic, political and industry conditions; changes in the levels of new business volume due to unit fluctuations in new PACCAR truck sales; changes in competitive factors; changes affecting the profitability of truck owners and operators, including fuel costs; price changes impacting equipment costs and residual values; changes in costs, credit ratings or other factors that would affect financing costs; insufficient liquidity in the capital markets and availability of other funding sources; and legislation and governmental regulation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov and PFC’s web site at http://www.paccarfinancial.com. The information on PFC’s website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any filings PFC makes with the SEC and should not be relied upon in making an investment decision with respect to the securities. You may also read and copy any document we file with the SEC by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information about PFC and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 001-11677) filed on February 29, 2012, and

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012 (File No. 001-11677) filed on May 10, 2012, August 8, 2012 and November 7, 2012, respectively.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus, other than any portions of the documents that are furnished rather than filed pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, until this offering is completed:

•	all reports filed under Section 13(a), 13(c) or 14 of the Exchange Act; and

•	all reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above, excluding exhibits not specifically incorporated by reference into the filing, at no cost, by contacting us at the following address or telephone number: PACCAR Financial Corp., 777 106th Avenue N. E., Bellevue, Washington 98004, Attention: Treasury, Telephone: (425) 468-7015.

LEGAL MATTERS

The validity of the securities will be passed upon for PFC by Bruce N. Holliday, Assistant General Counsel of PACCAR Inc, and counsel for PFC. Certain other legal matters will be passed upon for PFC by Perkins Coie LLP, and for any applicable agents or underwriters by Sidley Austin LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and sale of the securities, are as follows:

Securities and Exchange Commission registration fee	*
Accounting fees and expenses	$592,000
Legal fees and expenses, including those of agents, underwriters, trustee and payment agent	$759,000
Printing expenses	$85,000
Trustee and paying agent’s fees	$204,000
Rating agency fees	$5,039,000
Miscellaneous	$15,000

Total	$6,694,000

*	The payment of the filing fee is deferred pursuant to Rule 456 (b) and Rule 457 (r).

Item 15.	Indemnification of Directors and Officers.

A provision of the Washington Business Corporation Act (Section 23B.08.310 of the Revised Code of Washington) provides that a director held liable under that section for an unlawful distribution is entitled to contribution (a) from every other director who could be held liable under that section and (b) from each shareholder for the amount the shareholder accepts knowing the distribution was made in violation of the Washington Business Corporation Act or the corporation’s articles of incorporation.

Provisions of the Washington Business Corporation Act (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorize, and in some instances require, a corporation’s board of directors to grant, or a court to award, indemnity to directors and officers under certain circumstances and subject to certain limitations. Article Nine of the registrant’s Articles of Incorporation provides:

“The Corporation shall indemnify any director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director, officer, or employee, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. The Corporation may also reimburse to any director, officer or employee the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum) that it was to the interest of the Corporation that such settlement be made and that such director, officer or employee was not guilty of negligence or misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled under any Bylaw, agreement, vote of shareholders or otherwise.”

Pursuant to Section 145 of the Delaware General Corporation Law, under which PACCAR is incorporated, PACCAR is in certain circumstances permitted, and in other circumstances may be required, to indemnify persons serving at the request of PACCAR as a director or officer of another corporation against certain expenses (including attorneys’ fees) and other amounts paid in connection with certain threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings, in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that such persons were or are directors or officers of the registrant. Article Twelfth of the Certificate of Incorporation of PACCAR contains provisions consistent with Section 145 with respect to indemnification of the registrant’s officers and directors.

Reference is made to Section 7 of the form of the distribution agreement filed as exhibit 1.1 to the registration statement for provisions regarding the indemnification of the registrant, its directors, certain of its officers and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933.

PACCAR maintains directors’ and officers’ liability and corporation reimbursement insurance with limits of $175,000,000 per policy year, under which the registrant’s directors and officers are insured against loss (as defined) as a result of claims brought against them for their wrongful acts in such capacities.

Item 16.	Exhibits.

The exhibits to the registration statement required by Item 601 of Regulation S-K are listed in the accompanying index to exhibits.

Item17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 7, 2012.

PACCAR Financial Corp.

By:	/s/ T. R. HUBBARD
(T. R. Hubbard, President)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 7, 2012.

	Signature	Title
(1)	Principal Executive Officer

	/s/ R. E. ARMSTRONG*	Chairman
(R. E. Armstrong)

(2)	Principal Financial Officer

	/s/ R. A. BENGSTON*	Vice Chairman
(R. A. Bengston)

(3)	Principal Accounting Officer

	/s/ G. L. WATKINS*	Controller
(G. L. Watkins)

(4)	A Majority of the Board of Directors

	/s/ M. C. PIGOTT*	Director
(M. C. Pigott)

	/s/ R. A. BENGSTON*	Director
(R. A. Bengston)

	/s/ R. E. ARMSTRONG*	Director
(R. E. Armstrong)

*By:	/s/ P. A. DONOHOE
(P. A. Donohoe, Attorney-in-Fact)

INDEX TO EXHIBITS

1.1.	Form of Distribution Agreement for the Medium-Term Notes, Series N

1.2.	Form of Selling Agent Agreement for the InterNotes®, Series B

4.1.	Indenture for Senior Debt Securities dated as of November 20, 2009 between the registrant and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4(c) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 001-11677))

4.2.	Form of Medium-Term Note, Series N (Fixed-Rate)

4.3.	Form of Medium-Term Note, Series N (Floating-Rate)

4.4.	Form of InterNotes®, Series B

5.1.	Opinion of B. N. Holliday, Esq. as to the legality of the Senior Debt Securities

8.1.	Opinion of Perkins Coie LLP with respect to certain tax matters (set forth in full in the filing)

12.1.	Statement re computation of ratio of earnings to fixed charges of the registrant (incorporated by reference to Exhibits 12(a) to the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 001-11677) and to the quarterly report on Form 10-Q for the quarter ended September 30, 2012 (File No. 001-11677))

23.1.	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2.	Consent of B. N. Holliday, Esq. (included in Exhibit 5.1)

23.3.	Consent of Perkins Coie LLP (included in Exhibit 8.1)

24.1.	Power of Attorney

25.1.	Form T-1 Statement of Eligibility and Qualification of The Bank of New York Mellon Trust Company, N.A. under the Trust Indenture Act of 1939

99.1.	Support Agreement dated as of June 19, 1989 between the registrant and PACCAR Inc (incorporated by reference to Exhibit 28.1 to the registrant’s Registration Statement on Form S-3 dated June 23, 1989 (File No. 33-29434))

Other exhibits listed in Item 601 of Regulation S-K are not applicable.